UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Daniel J. Murphy	Alliant Techsystems Inc.
Chairman and Chief Executive Officer	5050 Lincoln Drive
Edina, MN 55436-1097

June 20, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 2:00 p.m. on Tuesday, July 31, 2007, at our headquarters, 5050 Lincoln Drive, Edina (suburban Minneapolis), Minnesota.

The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote your shares by telephone or Internet as described in the enclosed proxy card or by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. You may, of course, attend the meeting and vote in person.

If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Daniel J. Murphy

ADMISSION POLICY

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on July 31, 2007. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3071, by e-mailing alliant.corporate@atk.com or by mailing a request to ATK at 5050 Lincoln Drive, Edina, MN 55436, Attn: Corporate Secretary. Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

ii

ALLIANT TECHSYSTEMS INC.
5050 Lincoln Drive
Edina, MN 55436-1097

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, July 31, 2007, at 2:00 p.m. central time
Place:	Alliant Techsystems Inc. headquarters 5050 Lincoln Drive Edina (suburban Minneapolis), Minnesota
Items of Business:	• Elect ten directors.
• Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending March 31, 2008.
• Approve amendments to the 2005 Stock Incentive Plan.
• Act upon a stockholder proposal described in the accompanying proxy statement, if the proposal is presented at the meeting.
• Transact any other business that may properly be considered at the meeting or any adjournment of the meeting.
Record Date:	June 4, 2007
Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and mail it in the enclosed envelope. No postage is required if the proxy is mailed in the United States. Most stockholders also have the alternatives of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket. See the Admission Policy on the previous page for instructions on obtaining a ticket.

By Order of the Board of Directors,

Keith D. Ross
Secretary
June 20, 2007

iii

ALLIANT TECHSYSTEMS INC.
5050 Lincoln Drive
Edina, MN 55436-1097

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

July 31, 2007

GENERAL INFORMATION

The Board of Directors of Alliant Techsystems Inc. is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on July 31, 2007 and at any adjournment of the meeting. This proxy statement and the enclosed proxy card, along with the Annual Report for the fiscal year ended March 31, 2007, are first being mailed or given to stockholders on or about June 20, 2007.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I voting on?

•       Election of ten directors currently serving on our Board of Directors.

•      Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending March 31, 2008.

•       Approval of an amendment and restatement of the Alliant Techsystems Inc. 2005 Stock Incentive Plan.

•       A stockholder proposal that is described later in this proxy statement. If the stockholder proposal is not presented at the Annual Meeting, it will not be voted upon.

Who is entitled to vote at the Annual Meeting?

Stockholders can vote their shares of ATK common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 4, 2007, which was the record date.

How do I vote my shares?

You may vote by telephone, Internet or mail, as explained below:

Voting by telephone or Internet:   If you are a stockholder of record, which means that you either hold a stock certificate for your shares or hold your shares through our transfer agent’s direct registration system, you may submit your proxy by following the instructions on your proxy card. If you vote by telephone or Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. eastern time on July 30, 2007.

Voting by mail:   You may vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

How do I vote if my shares are held by my broker or someone else in street name?

•       If you are not a stockholder of record, you will receive voting instructions from the party that holds your shares of record for your account.

•       You cannot vote your shares at the Annual Meeting unless you obtain authorization from the party that holds your shares of record for your account. Your voting instructions from the record holder of your shares may contain instructions on how to obtain this authorization.

How do I vote if my shares are held in the ATK 401(k) Plan?

•       Please refer to the voting instructions you received with your proxy materials. The Plan trustee will vote your shares as you instruct.

•       If you do not sign and return your proxy card or vote by telephone or Internet by the deadline, the trustee will vote your shares, as well as any shares that have not been allocated to participant accounts, in the same manner and proportion as it votes shares for which it received voting instructions.

•       You cannot vote your 401(k) Plan shares at the Annual Meeting.

What shall I do if I receive more than one proxy card?

If you receive more than one proxy card, it may be that:

•       you hold shares in more than one account—such as individually of record, in our 401(k) Plan, or in street name through a broker, or

•       you have shares that are registered in different variations of your name.

You should vote all of the shares for which you receive a proxy card. If you receive more than one proxy card and they all are accompanied by return envelopes addressed to the same return address, you may return all of your proxy cards in the same envelope. However, if any of the proxy cards you receive are accompanied by return envelopes addressed to different return addresses, be sure to return each proxy card in the envelope that accompanied it. If you vote by telephone or Internet, vote once for each proxy card you receive.

How will my shares be voted if I don’t mark my proxy card?

You are encouraged to mark your proxy card indicating how you wish to vote your shares. If you do, your shares will be voted as you instruct, assuming that your properly signed proxy card is received in time to be voted at the Annual Meeting. If you properly sign and return your proxy card, but you do not indicate how you wish to vote your shares on a proposal, your shares will be voted as follows on that proposal:

•       FOR all of the Board’s nominees for election as directors (Proposal 1).

•       FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal 2).

•       FOR approval of the amendment and restatement of the 2005 Stock Incentive Plan (Proposal 3).

•       AGAINST the stockholder proposal (Proposal 4).

Can I change my vote?

You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

•       signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

•       signing and mailing a new, properly completed proxy card with a later date than your original proxy card;

•       voting by telephone or the Internet at a later time, until 11:59 p.m. eastern time on July 30, 2007; or

•       attending the Annual Meeting and voting in person.

If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change your vote.

What constitutes a quorum at the Annual Meeting?

On the record date, there were 33,572,445 shares of ATK common stock outstanding. This does not include 7,982,616 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have submitted a properly completed proxy card or properly voted by telephone or the Internet.

How will abstentions and broker non-votes affect the quorum and voting?

•       If you withhold your vote on the election of directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

•       If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

•       If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

•       If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a “broker non-vote.” Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. However, broker non-votes will not be considered in determining the vote required to approve the specific proposal on which the shares could not be voted, and will not be deemed to have voted against the proposal.

What vote is required to approve the proposals?

If a quorum is present at the Annual Meeting:

•       The ten nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

•       Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

Who will tabulate the votes at the Annual Meeting?

The Carideo Group, Inc., an investor-relations counseling firm based in Minneapolis, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.

How will the solicitation of proxies be handled?

•       Proxies are being solicited primarily by mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

•       We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $7,500 plus expenses.

•       We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

•       We will pay all other expenses of preparing, printing and mailing the proxy solicitation materials.

Can I receive future annual reports and proxy materials electronically via the Internet instead of receiving paper copies through the mail?

Yes. You have the opportunity to access future annual reports and proxy materials over the Internet rather than in printed form. Internet access will give you faster delivery of these documents and reduce our cost of printing and mailing them. To consent to electronic delivery via the Internet, follow the instructions on your proxy card or voting instruction form. As a result of your consent, we may no longer distribute printed materials to you until such consent is revoked.

What if other business is brought up at the Annual Meeting?

•       Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposal that can be presented at the Annual Meeting is the one included in this proxy statement as Proposal 4. No other stockholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our Bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

•       Information regarding the requirements for submitting a stockholder proposal for consideration at next year’s annual meeting, or nominating a candidate for election as a director at next year’s annual meeting, can be found near the end of this proxy statement under the heading “Future Stockholder Proposals.”

What if I want to attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on July 31, 2007. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3071, by e-mailing alliant.corporate@atk.com or by mailing a request to ATK at 5050 Lincoln Drive, Edina, MN 55436, Attn: Corporate Secretary. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 4, 2007 by (1) each person known by the Company to beneficially own more than 5% of the Company’s common stock, (2) each of our directors, (3) each executive officer named in the Summary Compensation Table included later in this proxy statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Shares Outstanding(4)
FMR Corp. (5)	3,109,723		9.3%
Neuberger Berman Inc. (6)	2,523,352		7.5%
Goldman Sachs Asset Management, L.P. (7)	2,350,133		7.0%
T. Rowe Price Associates, Inc. (8)	1,940,887		5.8%
Harris Associates L.P. (9)	1,775,237		5.3%
Frances D. Cook	8,165		*
Gilbert F. Decker	13,783		*
Mark W. DeYoung	18,420		*
Ronald D. Dittemore	37,083		*
Martin C. Faga	963		*
Ronald R. Fogleman	0		*
Blake E. Larson	18,144		*
Cynthia L. Lesher	778		*
Douglas L. Maine	4,154		*
Roman Martinez IV	4,200	(10)	*
Daniel J. Murphy	120,168		*
Mark H. Ronald	930		*
Keith D. Ross	12,648		*
John L. Shroyer	13,035		*
Michael T. Smith	15,808		*
William G. Van Dyke	1,783		*
Thomas R. Wilson	2,787		*
All directors and executive officers as a group (21 persons)	404,058		1.2%

*                    Less than 1%.

(1)          Includes shares covered by stock options exercisable on June 4, 2007, or within 60 days thereafter, for the following beneficial owners: Mark W. DeYoung, 15,000 shares; Ronald D. Dittemore, 18,000 shares; Daniel J. Murphy, 115,500 shares; Keith D. Ross, 9,000 shares, John L. Shroyer, 11,500 shares; and all directors and executive officers as a group (21 persons), 250,063 shares.

(2)   Includes shares of restricted common stock with voting rights held by directors and certain executive officers. Except for Mr. Decker, excludes deferred stock units without voting rights under our Non-Employee Director Restricted Stock Plan. Mr. Decker will receive a payment of 2,550 shares of ATK common stock on July 31, 2007 when his present term on the Board expires. Restricted stock and deferred stock units held by directors are discussed under the heading “Director Compensation” later in this proxy statement. As of June 4, 2007, the named executive officers held shares of restricted stock as follows: Mr. Dittemore, 7,000 shares; Mr. Larson, 1,500 shares; and Mr. Wilson, 2,000 shares. Excludes deferred stock units without voting rights under our Nonqualified Deferred Compensation Plan because none of the executive officers has a payment scheduled within 60 days. Includes shares allocated, as of March 31, 2007, to the accounts of executive officers under our 401(k) plan.

(3)          Excludes phantom stock units to be settled in cash that are credited to the accounts of directors who participate in our Deferred Fee Plan for Non-Employee Directors (described under the heading “Director Compensation” later in this proxy statement) or were credited prior to January 1, 2005 to the accounts of officers who participate in our Nonqualified Deferred Compensation Plan (described under the heading “Executive Compensation” later in this proxy statement).

(4)          Assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable, and payment of deferred stock units to Mr. Decker.

(5)          Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, reporting beneficial ownership as of December 31, 2006. The amended Schedule 13G reported that FMR Corp. has sole voting power over 295,479 shares and sole dispositive power over 3,109,723 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 2,995,244 shares as a result of acting as investment adviser to various registered investment companies. Edward C. Johnson 3d, Chairman of FMR Corp., and his family members, through their ownership of FMR Corp. common stock and a stockholders’ voting agreement, may be deemed to form a controlling group with respect to FMR Corp. Each of Mr. Johnson and FMR Corp., through its control of Fidelity and Fidelity funds, has sole power to dispose of the 2,995,244 shares owned by the funds but does not have sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. Shares owned by the Fidelity funds are voted by the funds’ Boards of Trustees under written guidelines established by the Boards. Strategic Advisers, Inc., a wholly-owned investment-adviser subsidiary of FMR Corp., is the beneficial owner of 130 of the shares as a result of providing investment advisory services to individuals. Pyramis Global Advisors, LLC (“PGALLC’), an indirect wholly-owned investment-adviser subsidiary of FMR Corp., beneficially owns 40,449 shares. Each of Mr. Johnson and FMR Corp., through its control of PGALLC, has sole dispositive and voting powers over the 40,449 shares owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC’), an indirect wholly-owned bank subsidiary of FMR Corp., beneficially owns 73,000 shares. Each of Mr. Johnson and FMR Corp., through its control of PGATC, has sole dispositive and voting powers over the 73,000 shares owned by the institutional accounts managed by PGATC. Fidelity International Limited, which provides investment advisory and management services to non-U.S. investment companies and certain institutional investors, beneficially owns 900 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)          Based on a Schedule 13G/A filed with the Securities and Exchange Commission by Neuberger Berman Inc. on February 13, 2007, reporting beneficial ownership as of December 31, 2006 for itself and Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds. Neuberger Berman Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management Inc. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman’s various mutual funds. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman, LLC, are aggregated in the reported holdings. The amended Schedule 13G reported that Neuberger Berman Inc. has sole voting power over 54,985 shares, shared voting power over 2,222,462 shares and shared dispositive power over 2,523,352 shares; Neuberger Berman, LLC has sole voting power over 54,985 shares, shared voting power over 2,222,462 shares and shared dispositive power over 2,523,352 shares; Neuberger Berman Management Inc. has shared voting and dispositive powers over 2,222,462 shares; and Neuberger Berman Equity Funds has shared voting and dispositive powers over 2,222,462 shares. The address of Neuberger Berman Inc. is 605 Third Avenue, New York, New York 10158.

(7)          Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2007, reporting beneficial ownership as of December 31, 2006. The amended Schedule 13G reported that Goldman Sachs Asset Management, L.P. (“GSAM”) has sole voting power over 2,223,016 shares and sole dispositive power over 2,350,133 shares. GSAM is an investment adviser and it disclaims beneficial ownership of any securities managed, on GSAM’s behalf, by third parties. The address of GSAM is 32 Old Slip, New York, New York 10005.

(8)          Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2007, reporting beneficial ownership as of December 31, 2006. The amended Schedule 13G reported that T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 384,237 shares and sole dispositive power over 1,940,887 shares. Includes 75,862 shares that may be issued pursuant to outstanding warrants and conversion privileges held by Price Associates, for which Price Associates has sole dispositive power over 75,862 shares and sole voting power over 7,837 shares. Price Associates has indicated that these securities are owned by various individual and institutional investors, for which Price Associates serves as investment adviser. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(9)          Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, reporting beneficial ownership as of December 31, 2006. The Schedule 13G reported that Harris Associates L.P. and Harris Associates Inc., as General Partner, (“Harris”) have shared voting power over 1,775,237 shares, sole dispositive power over 181,150 shares and shared dispositive power over 1,594,087 shares. Harris, by reason of advisory and other relationships with the person who owns the shares, may be deemed to be the beneficial owner of these 1,775,237 shares. In addition, Harris serves as investment adviser to the Harris Associates Investment Trust, and various of Harris’ officers and directors are also officers and trustees of the Trust. Harris does not consider that the Trust is controlled by such persons. The Trust, through its various series, owns 1,594,087 shares, which are included as shares over which Harris has shared voting and dispositive powers. The address of Harris Associates L.P. and Harris Associates Inc. is Two North LaSalle Street, Chicago, Illinois 60602-3790.

(10)   Includes 1,000 shares owned by Mr. Martinez’s wife, 100 shares owned by his son and 100 shares over which Mr. Martinez shares voting power and which are held for his daughter’s benefit in a trust for which he is co-trustee. Mr. Martinez disclaims beneficial ownership of these 1,200 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of ATK securities with the Securities and Exchange Commission. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from our directors and executive officers, we believe that our directors and executive officers timely filed all required reports for fiscal year 2007, except that Ronald D. Dittemore, our Senior Vice President and President Launch Systems Group, and Keith D. Ross, our Senior Vice President, General Counsel and Secretary, each filed a late report with respect to shares withheld to pay taxes applicable to the vesting of restricted stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting, to hold office until the 2008 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. Our Board of Directors has nominated for election as directors the ten nominees listed below, all of whom are currently directors. Each of these nominees was recommended by the Board’s Nominating and Governance Committee and has agreed to serve, if elected. Gilbert F. Decker, a current director whose present term expires at the 2007 Annual Meeting, is not a nominee for re-election. In accordance with our Corporate Governance Guidelines, Mr. Decker is scheduled to retire from the Board at the 2007 Annual Meeting based on age. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.

Our Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below.

Frances D. Cook

Ambassador Cook has been Chair of the Ballard Group LLC, an international business consulting firm, since 1999. Prior to that she served with the U.S. State Department for 30 years in various postings in the United States and abroad, including serving as Ambassador or chief of a diplomatic post four times and Deputy Assistant Secretary of State twice.

Director since 2000 age 61

Martin C. Faga

Mr. Faga served as the President and Chief Executive Officer of the MITRE Corporation, a not-for-profit systems engineering firm, from 2000 to 2006, and has been a member of the Board of Trustees of MITRE since 2000. Before joining MITRE in 1993, Mr. Faga served in the U.S. Department of Defense as Assistant Secretary of the Air Force for Space and simultaneously as Director of the National Reconnaissance Office. He is also a director of Electronic Data Systems Corporation and GeoEye, Inc.

Director since 2006 age 66

Ronald R. Fogleman, USAF (Ret.)

General Fogleman has been Chairman and Chief Executive Officer of Durango Aerospace Incorporated, an international aviation consulting firm, since 1997. He retired from the U.S. Air Force in 1997, following a 34-year career. He is also a director of AAR Corp., Alpha Security Group Corporation and World Air Holdings, Inc.

Director since 2004 age 65

Cynthia L. Lesher

Ms. Lesher has been President and Chief Executive Officer of Northern States Power Company-Minnesota, an Xcel Energy Inc. company, since 2005. She was Chief Human Resources Officer of Xcel Energy Inc. from 2001 to 2005 and  also Chief Administrative Officer of Xcel Energy Inc. from 2000 to 2005.

Director since 2005 age 59

Douglas L. Maine

Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20-year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager, Consumer Products Industry in 2003 and retired in 2005. He is also a director of Rockwood Holdings, Inc.

Director since 2006 age 58

Roman Martinez IV

Mr. Martinez has been a private investor since 2003. He retired as Managing Director of Lehman Brothers, an investment banking firm, in 2003, following a 31-year career with the firm. He is also a director of CIGNA Corporation.

Director since 2004 age 59

Daniel J. Murphy

Mr. Murphy has been Chief Executive Officer of ATK since 2003 and Chairman since 2005. He was Group Vice President, ATK Precision Systems Group, from 2002 to 2003, and President, ATK Tactical Systems, from 2001 to 2002. He retired from the U.S. Navy with the rank of Vice Admiral in 2000, following a 30-year career. He is also a director of Lyondell Chemical Company and Precision Castparts Corp.

Director since 2003 age 59

Mark H. Ronald

Mr. Ronald has served as the chairman of the board of BAE Systems Inc., the wholly-owned U.S. subsidiary of BAE Systems plc, a British aerospace and defense company, since January 2007. He served as Chief Operating Officer and a member of the board of directors of BAE Systems plc and President and Chief Executive Officer of BAE Systems Inc. from 2003 to 2006. He is also a director of DynCorp International Inc. and Cobham plc.

Director since January 2007 age 65

Michael T. Smith

Mr. Smith served as Chairman and Chief Executive Officer of Hughes Electronics Corporation, a digital entertainment and broadband communications company, from 1997 to 2001. He is also a director of FLIR Systems, Inc., Ingram Micro Inc., and Teledyne Technologies Incorporated.

Director since 1997 age 63

William G. Van Dyke

Mr. Van Dyke served as Chairman of Donaldson Company, Inc., a provider of filtration systems and replacement parts, from 1996 until his retirement in 2005. From 1996 to 2004, he also served as Donaldson’s President and Chief Executive Officer. He is also a director of Graco Inc. and Polaris Industries Inc.

Director since 2002 age 61

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations. The Chair of the Nominating and Governance Committee of the Board serves as the lead independent director. The primary responsibilities of the lead independent director are to coordinate the activities of the independent directors, facilitate communications between management and the independent directors, and coordinate and moderate executive sessions of the Board’s independent directors. Mr. Van Dyke, as Chair of the Nominating and Governance Committee, currently serves as lead independent director.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.atk.com by selecting Investor Relations and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

Business Ethics Code of Conduct

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Corporate Governance Guidelines provide that the Board will not permit any waiver of our Business Ethics Code of Conduct. Our Business Ethics Code of Conduct is available on our website at www.atk.com by selecting About Us and then Values. Stockholders may request a free printed copy of our Business Ethics Code of Conduct from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

Communications with Directors

Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.atk.com by selecting Investor Relations, then Corporate Governance and then Contact the Directors. Any concerns about the Company’s accounting, internal controls or auditing matters, or a director’s potential conflict of interest, will be referred to the Audit Committee of the Board of Directors.

Director Independence

Under applicable rules of the New York Stock Exchange, a majority of our Board of Directors must be independent. Our Board of Directors has affirmatively determined that each of the incumbent directors, other than Daniel J. Murphy, has no material relationship with ATK and is independent. Our Board previously determined that David E. Jeremiah and Robert W. RisCassi, who served as directors during part of fiscal year 2007 and whose terms expired at the 2006 annual meeting of stockholders of ATK on August 1, 2006, had no material relationship with ATK and were independent. Each of our Audit, Nominating and Governance, and Personnel and Compensation Committees is composed only of independent directors.

In order to qualify as independent, a director must meet each of the NYSE’s five objective independence standards and our Board of Directors must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no material relationship with ATK. The Board reviewed the transactions and relationships between ATK and our directors, their immediate family members and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions or relationships. All of the transactions and relationships were standard customer-supplier arrangements, membership fees or charitable contributions. In addition, the amount of each transaction or contribution was well below the thresholds set forth in the independence standards of the New York Stock Exchange. The Board’s considerations specifically included customer-supplier transactions between ATK and the following companies at which a current director and a former director are officers:

•       Xcel Energy Inc. (a public utility company), of which Cynthia L. Lesher is President and Chief Executive officer of Northern States Power Company-Minnesota, an Xcel Energy Company, and

•       L-3 Communications (a supplier of communications products and services to the U.S. Government and the aerospace and defense industry), of which former ATK director Robert W. RisCassi is a Vice President.

Meetings of the Board and Board Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Governance, and Personnel and Compensation. Each of the standing committees has adopted a written charter which sets out the function and responsibilities of the committee. The current committee charters are available on our website at www.atk.com by selecting Investor Relations and then Corporate Governance. Stockholders may request a free printed copy of any of these charters from our investor relations department by contacting them by telephone at 952-351-3056 or by e-mail at investor.relations@atk.com.

During fiscal year 2007, our Board of Directors met five times. The independent directors of the Board are scheduled to meet in executive session at each Board meeting held in person. Each incumbent director attended at least 90% of the total meetings of the Board and the Board committees on which the director served during the fiscal year. As a general practice, Board members are expected to attend our annual meetings of stockholders. All incumbent Board members attended last year’s annual meeting of stockholders.

Audit Committee

Members:	Douglas L. Maine, Chair	Roman Martinez IV
	Gilbert F. Decker	William G. Van Dyke

The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (including the specific disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), critical accounting policies and practices used by the Company, the Company’s internal control over financial reporting, and the Company’s major financial risk exposures.

All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has identified Mr. Maine and Mr. Van Dyke each as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee held six meetings in fiscal year 2007, four of which were regularly-scheduled meetings and two of which were special meetings held by telephone conference. The Audit Committee met separately with both the independent auditors and the Company’s internal auditors at all regularly-scheduled meetings and periodically met separately with management.

Nominating and Governance Committee

Members:	William G. Van Dyke, Chair	Martin C. Faga
	Gilbert F. Decker	Ronald R. Fogleman

The Nominating and Governance Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for election at the next annual meeting of stockholders. In addition, the Committee oversees the process of assessing Board effectiveness. The Committee also makes recommendations to the Board regarding Board organization, operation and committee structure, corporate governance guidelines applicable to the Company, and director compensation. The Committee evaluates director compensation at least once every two years, based on market analyses, including comparisons of ATK’s practices with those of peer-group companies. All of the Nominating and Governance Committee members meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee held four meetings in fiscal year 2007.

Director Qualification Standards.   Directors of ATK are expected to have high standards of integrity and ethics and the ability to exercise objectivity and independence in making informed business decisions. Directors should possess the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. In evaluating candidates for nomination as a director of ATK, the Nominating and Governance Committee considers additional criteria, including a candidate’s technical, financial or other expertise that would enhance the overall effectiveness of the Board or provide a diversity of talent and experience relevant to ATK’s strategies and activities. The Nominating and Governance Committee also considers whether the candidate has the time necessary to carry out the duties of a director of ATK.

Director Nominee Selection Process.   The Board has delegated the identification, screening and evaluation of director candidates to the Nominating and Governance Committee. The Committee retains from time to time a search firm to help identify, screen and evaluate director candidates. The Committee will also consider qualified candidates for Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Nominating and Governance Committee interviews the candidates who meet the director qualification standards described above, and the Committee selects the nominees who best meet the Board’s needs. The Committee then recommends to the Board the director nominees for election to the Board.

The Committee approved 10 nominees for election as directors at the Annual Meeting. Two of the nominees, Martin C. Faga and Mark H. Ronald, were elected by the Board after the 2006 annual meeting of stockholders of ATK on August 1, 2006 and are standing for election by ATK’s stockholders for the first time. An independent third-party search firm identified both Mr. Faga and Mr. Ronald as candidates for nomination and election to the Board.

The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate’s name and written information in support of the recommendation to: Secretary, Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, Minnesota 55436-1097. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading “Future Stockholder Proposals” near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by directors or a search firm.

Personnel and Compensation Committee

Members:	Cynthia L. Lesher, Chair	Douglas L. Maine
	Frances D. Cook	Michael T. Smith

The Personnel and Compensation Committee is responsible for discharging the Board of Directors’ responsibilities relating to executive compensation. The Committee makes all decisions regarding the compensation of our executive officers. In addition, the Committee is responsible for reviewing the Company’s compensation, benefit and personnel policies, programs and plans, including leadership development. Specifically, the Committee reviews and approves the corporate goals and objectives with respect to the compensation of the chief executive officer and the other executive officers. The Committee evaluates at least once a year the performance of the chief executive officer and other executive officers in light of these goals and objectives and, based on these evaluations, approves the compensation of the chief executive officer and the other executive officers. The Committee also makes recommendations to the Board regarding incentive-compensation and equity-based plans that are subject to the Board’s approval. All of the Personnel and Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Committee held four meetings in fiscal year 2007.

During the last fiscal year, the Personnel and Compensation Committee retained Buck Consultants, an independent professional compensation consulting firm, to provide assistance and guidance to the Committee. The Committee approved the services to be provided by Buck Consultants and the fees to be paid for those services for the fiscal year. On a regular basis, Buck Consultants advised the Personnel and Compensation Committee, attended Committee meetings and met in executive session with the Committee. In addition, Buck Consultants provided market analyses for evaluating the components of ATK’s executive compensation program in light of current industry trends and individual executive officer compensation levels based on ATK’s compensation peer group. Buck Consultants specifically made recommendations regarding the compensation level of our CEO. ATK’s Chief Executive Officer makes recommendations to the Committee regarding the compensation levels of other executive officers. ATK does not retain Buck Consultants for any other services.

Additional information regarding the Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading “Executive Compensation—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Personnel and Compensation Committee has ever served as an officer or employee of ATK or has any relationships with ATK requiring disclosure below under the heading “Certain Relationships and Related Transactions.” Since the beginning of the last fiscal year, no executive officer of ATK has served on the compensation committee or board of any company that employs a director of ATK.

Stock Ownership Guideline for Non-Employee Directors

The Board has established a stock ownership guideline for non-employee directors of 3,750 shares of ATK common stock, to be achieved within five years following a director’s election to the Board. The Nominating and Governance Committee of the Board reviews the stock ownership of each incumbent director annually prior to the Committee’s recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2007, ATK had transactions, arrangements and relationships with entities with which some of our related persons, specifically directors or their immediate family members, executive officers and holders of more than 5% of our common stock, are affiliated. However, in accordance with the procedures described below, it was determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

ATK has a written policy and procedures for the review, approval or ratification of transactions, arrangements or relationships involving ATK and its directors, executive officers, their immediate family members and entities with which they have a position or relationship, or 5% stockholders.

Annually each director and executive officer completes a questionnaire that elicits information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she will be recommended for nomination by the Nominating and Governance Committee. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter. We maintain a master list of related persons, which various departments within ATK use to identify and monitor related person transactions.

Our Nominating and Governance Committee annually reviews all transactions and relationships disclosed in the director questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence. In addition to the annual review, the directors receive a written reminder prior to each regularly scheduled Board meeting to provide notice of any changes or proposed changes in their transactions or relationships since their last annual disclosure. Also, under our Corporate Governance Guidelines, directors must notify the Chair of the Nominating and Governance Committee before accepting a position on the board of directors of another company. Our Audit Committee annually reviews all transactions and relationships (1) disclosed in the executive officer questionnaires and (2) involving 5% stockholders, and approves or ratifies, as applicable, any transactions with related persons. On an ongoing basis, our Office of General Counsel assesses identified transactions, arrangements and relationships in order to determine whether any action or disclosure is required. If the Office of General Counsel determines that action is required, the matter is submitted for consideration by the Nominating and Governance Committee or the Audit Committee, as applicable.

The applicable committee considers the relevant facts and circumstances available to it regarding the matter, including the material facts as to the director’s or officer’s relationship to or interest in the transaction. The committee approves or ratifies, as the case may be, a transaction if it determines, in good faith, that the terms of the transaction are fair to ATK and that the transaction is in, or is not inconsistent with, the best interests of ATK and its stockholders.

Any member of the Nominating and Governance Committee who has an interest in the matter under consideration must abstain from voting on the approval or ratification of the transaction, but may, if so requested by the Chair of the Nominating and Governance Committee, participate in all or some of the Nominating and Governance Committee’s discussions of the transaction.

DIRECTOR COMPENSATION

Summary Compensation Information

Only non-employee directors receive compensation for service on the Board of Directors. The compensation paid to ATK’s non-employee directors is as follows:

•       an award of restricted stock valued at $75,000 at the time of grant upon their initial election to the Board and upon reelection at each subsequent annual meeting of stockholders;

•       an annual cash retainer of $50,000;

•       an annual cash retainer of $15,000 for the chair of the Audit Committee;

•       an annual cash retainer of $10,000 for the chair of each of the Board’s Personnel and Compensation Committee and Nominating and Governance Committee;

•       a fee of $2,000 for each Board meeting attended; and

•       a fee of $1,500 for each committee meeting attended in person and for each committee meeting attended via teleconference that lasts longer than two hours.

Directors who spend a significant part of a day on ATK business issues beyond the normal scope of board member responsibilities receive an additional $1,000 per diem payment, plus expenses. The per diem is paid at the discretion of the Chief Executive Officer. Non-employee directors are also reimbursed for tuition and related expenses for continuing director education courses and also are eligible to participate in the ATK Foundation’s Matching Gift Program, which matches charitable donations by employees and non-employee directors up to $400 annually per person.

Non-Employee Director Restricted Stock Award and Stock Deferral Program

Each non-employee director receives automatic awards of restricted common stock under the Non-Employee Director Restricted Stock Award and Stock Deferral Program under the Alliant Techsystems Inc. 2005 Stock Incentive Plan upon first being elected to the Board of Directors and upon reelection at each subsequent annual meeting of stockholders. The stock awards have a market value of $75,000, as determined by the closing market price of ATK common stock on the date of grant.

Common stock issued under this program entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

•       the first anniversary of the award date;

•       the retirement of the director from the Board in compliance with the Board’s retirement policy as then in effect;

•       the termination of the director’s service on the Board because of disability or death; or

•       the termination of the director’s service on the Board following a change in control of ATK.

Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period. Shares of restricted stock granted in prior fiscal years had three-year vesting periods.

The program permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock. Directors who make a deferral election will have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account. If cash dividends are paid on ATK common stock, ATK will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director’s deferred stock unit account. Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service.

If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.

Deferred Fee Plan for Non-Employee Directors

This plan permits a director to defer receipt of all or part of the director’s cash fees. In general, directors must make elections to defer fees payable during any calendar year by the end of the preceding calendar year. Newly elected directors have up to 30 days to elect to defer future fees. A director can elect to have deferred amounts credited to either a “cash account” or a “share account” as phantom stock units (based upon the market price of ATK common stock). Cash accounts are credited with interest quarterly at the Company’s one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on ATK common stock. Payment of deferred amounts is made in cash following the director’s termination of Board service. Phantom stock units credited to share accounts are paid out based on the market price of ATK common stock at the time of payout. A director may elect to receive payments either in a lump sum or in up to 10 annual installments.

Currently, six directors participate in this plan. The following table shows how those directors currently have their deferred fees credited and how many common stock units were credited to their share accounts as of March 31, 2007.

Name	Annual Retainer	Meeting Fees	Units as of March 31, 2007
Gilbert F. Decker	Cash account—25%	Cash account—25%	N/A
	Share account—75%	Share account—75%	5,648
Ronald R. Fogleman	Cash account—50%	Cash account—50%	N/A
	Share account—50%	Share account—50%	899
Cynthia L. Lesher	Share account—100%	Fees Not Deferred	703
Roman Martinez IV	Share account—100%	Share account—100%	2,484
Michael T. Smith	Share account—100%	Share account—100%	9,260
William G. Van Dyke	Share account—100%	Share account—100%	3,986

Expense Reimbursement

Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

ATK has indemnification agreements with our directors. These agreements require ATK to:

•       indemnify the directors to the fullest extent permitted by law;

•       advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

•       indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

•       cover directors under our directors’ and officers’ liability insurance.

Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)		Stock Awards (2) ($)	All Other Compensation ($)		Total ($)
Frances D. Cook	$64,167		$92,843	$0		$157,010
Gilbert F. Decker	$67,167		$103,600	$400	(3)	$171,167
Martin C. Faga	$32,560	(4)	$31,237	$0		$63,797
Ronald R. Fogleman	$64,167	(4)	$104,850	$0		$169,017
Cynthia L. Lesher	$72,333		$68,206	$0		$140,539
Douglas L. Maine	$78,667		$68,193	$0		$146,860
Roman Martinez IV	$67,667		$104,850	$0		$172,517
Mark H. Ronald	$14,556		$18,656	$0		$33,212
Michael T. Smith	$62,667		$92,843	$0		$155,510
William G. Van Dyke	$81,833		$92,843	$0		$174,676
David E. Jeremiah	$21,667		$73,543	$0		$95,210
Former Director
Robert W. RisCassi	$20,333		$73,543	$0		$93,876
Former Director

(1)          Mr. Faga joined the Board on October 30, 2006 and Mr. Ronald joined the Board on January 15, 2007. Admiral Jeremiah and General RisCassi retired from the Board on August 1, 2006, in accordance with their scheduled retirement dates under ATK’s Corporate Governance Guidelines.

(2)          This column shows the dollar amounts recognized in ATK’s fiscal year 2007 financial statements for reporting purposes in accordance with SFAS 123(R). Amounts shown cover awards granted in fiscal year 2007 and in prior years. The amounts represent the compensation costs of restricted stock awards and grants of deferred stock units that are paid in shares of ATK common stock. (The amounts do not reflect the actual amounts that may be realized by the directors.) A discussion of the assumptions used in calculating these values may be found in Note 12 to the audited financial statements in ATK’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

The following table shows the number of shares of restricted stock or deferred stock units granted to each non-employee director during the fiscal year ended March 31, 2007 and the full grant date fair value of each award under SFAS 123(R). No grants were made to Admiral Jeremiah and General RisCassi because they retired from the Board during the fiscal year. Generally, the full grant date fair value is the amount the Company expenses in its financial statements over the awards’ vesting period. Assumptions made in the calculations of these amounts may be found in Note 12 to the audited financial statements in ATK’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Name	Grant Date	Number of Shares of Stock or Units	Grant Date Fair Value of Stock Award
Frances D. Cook	8/1/2006	932	$74,756
Gilbert F. Decker	8/1/2006	932	$74,756
Martin C. Faga	10/30/2006	963	$74,970
Ronald R. Fogleman	8/1/2006	932	$74,756
Cynthia L. Lesher	8/1/2006	932	$74,756
Douglas L. Maine	8/1/2006	932	$74,756
Roman Martinez IV	8/1/2006	932	$74,756
Mark H. Ronald	1/15/2007	930	$74,623
Michael T. Smith	8/1/2006	932	$74,756
William G. Van Dyke	8/1/2006	932	$74,756

The aggregate numbers of shares of restricted ATK common stock and deferred stock units held by each non-employee director as of March 31, 2007 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Stock Units (#)
Frances D. Cook	7,183	2,550
Gilbert F. Decker	11,233	2,550
Martin C. Faga	963	0
Ronald R. Fogleman	0	3,462
Cynthia L. Lesher	778	932
Douglas L. Maine	1,654	0
Roman Martinez IV	0	3,462
Mark H. Ronald	930	0
Michael T. Smith	13,783	0
William G. Van Dyke	1,783	2,550

(3)          Represents a contribution by ATK under the ATK Foundation’s Matching Gift Program, which matches charitable donations by employees and non-employee directors up to $400 annually per person.

(4)          Includes per diem fees of $1,000 for Mr. Faga and $3,000 for General Fogleman.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy

The overall objective of ATK’s executive compensation program is the same as the goal for operating the Company—to create long-term stockholder value. The program is intended to provide a competitive compensation package to our executives in order to attract, motivate and retain a talented and diverse executive leadership group that is dedicated to the long-term interests of our stockholders.

Both ATK’s management and the Personnel and Compensation Committee of the Board (the “Committee”) realize the importance of maintaining sound principles for the development and administration of compensation and benefit programs, while recognizing the concerns of stockholders with respect to executive compensation. Key actions taken in the past few years include:

•       Extensive review of ATK’s executive compensation philosophy to update the purpose, elements and mix of our executive compensation program.

•       Redesign of the long-term incentive program to shift away from stock options to performance shares because performance shares are (1) more economically favorable to the Company and (2) directly tied to specific Company goals to be achieved during a specific time period.

•       Annual reviews by the Committee of detailed compensation tally sheets showing all elements of compensation for the executive officers named in ATK’s proxy statement.

•       Replacement of ATK’s change-in-control severance plan with a new plan that significantly decreased the cost to the Company in the event of termination of employment following a change in control, while providing a competitive benefit to ATK’s executive officers.

Executive compensation decisions are based on three fundamental principles:

1.                Performance based—Executives’ total compensation should vary depending on ATK’s success in creating stockholder value through the achievement of financial objectives. ATK pays above market compensation when high performance goals are achieved and significantly less compensation when the Company’s results are less than high performance. All long-term compensation is dependent on meeting performance goals that drive stockholder value.

2.                Competitive—ATK must offer a competitive total compensation package to our executives in order to attract and retain a talented and diverse executive leadership group. To ensure we remain competitive, ATK conducts a market analysis for both direct and indirect compensation.

•        Total direct compensation (base salary, annual incentive, and long-term incentives) levels for our executive officers are benchmarked as follows:

•       compensation levels for the achievement of target (median) financial performance are compared to the 50th percentile compensation level of the companies in our peer group.

•       compensation levels for the achievement of high financial performance are compared to the 75th percentile compensation level of the companies in our peer group.

•       compensation levels for achieving exceptional long-term performance may be above the  75th percentile compensation level of the companies in our peer group.

•        Indirect compensation programs (benefits) are evaluated separately from direct compensation through the Company’s regular benefit review and benchmarking process. For all employees, ATK targets the total benefit package to be at the 50th percentile of the aerospace and defense industry.

3.                Aligned with stockholder interests—ATK will achieve the best results when its executives act and are rewarded as owners in the business.

•        A significant portion of an executive’s total direct compensation is equity-based through long-term incentives.

•        ATK has established specific stock ownership guidelines for its executives based on a competitive analysis of our compensation peer group.

Determination of Compensation

The Personnel and Compensation Committee of the Board of Directors consists entirely of independent directors and is responsible for setting our compensation policies. The Committee also has the responsibility for setting each component of compensation for the executive officers, with the assistance and guidance of Buck Consultants, an independent professional compensation consultant. The Committee believes it is important that the compensation consultant maintains independence relative to providing counsel and advice to the Committee and, therefore, Buck Consultants does not provide any other services to the Company.

Compensation Peer Group

Each year, before the Committee approves the compensation levels for the executive officers for the following fiscal year, we review our executive compensation program to (1) assess ongoing market competitiveness and (2) consider both Company and individual performance. For our fiscal year 2007 review, ATK’s management and the Committee worked with Buck Consultants to evaluate our executive compensation program in light of current industry trends and analyze individual compensation levels compared to the external market.

As part of our analysis, we combined data from two sources. The first source was compensation data for named executive officers from publicly available proxy statements for the most recent reported fiscal year for a group of 25 companies of comparable revenue size (ranging from one-third to three times ATK’s revenue) and type of business to ATK, which we consider our primary peer group. The companies were:

Allegheny Technologies Incorporated	Armor Holdings, Inc.	Ball Corporation
Crane Co.	Cytec Industries Inc.	Danaher Corporation
Dover Corporation	DRS Technologies, Inc.	Goodrich Corporation
Harris Corporation	Hexcel Corporation	ITT Corporation
L-3 Communications Holdings, Inc.	McDermott International, Inc.	Olin Corporation
Parker-Hannifin Corporation	Pentair, Inc.	Precision Castparts Corp.
Rockwell Automation, Inc.	Rockwell Collins, Inc.	Sequa Corporation
Teledyne Technologies Incorporated	Teleflex Incorporated	Textron Inc.
The Timken Company

The second source was the most recent annual survey data from nationally known compensation surveys. The companies participating in these surveys represented both the aerospace and defense industries and other companies from general industry. The results of these surveys were adjusted to reflect ATK’s revenue size, so that the comparisons were made to the practices of companies of a similar size.

For each executive officer position, we use the competitive market data to establish a targeted level of total direct compensation (base salary, annual incentive, and long-term incentives). However, the

Committee retains discretion to make adjustments such that the compensation of individual executive officers may be above or below the market level, depending upon the executive’s overall accountabilities, individual performance and experience.

Elements of ATK’s Executive Compensation Program

The compensation program for our executive officers consists of the following elements:

•       Direct Compensation

•        Base salary

•        Annual incentive

•        Long-term incentive

•        Perquisites

•       Indirect Compensation (Benefits)

•        Health and welfare

•        Retirement

•        Severance

The various elements provide flexibility in designing an executive compensation package and allow the Committee to focus executive officers’ efforts on both short-term and long-term business objectives. Prior to the beginning of the fiscal year, the Committee meets at a regularly scheduled meeting to establish base salary, and annual and long-term incentive compensation levels for ATK’s executive officers for the following fiscal year. At that same meeting, the Committee also sets the performance goals for annual and long-term incentive compensation and grants equity awards, a primary component of long-term compensation. The Committee grants all equity awards to executive officers, and ATK does not backdate, reprice or grant equity awards retroactively.

Base Salaries

Base salaries are paid for sustained individual performance. The base salary component of our executive compensation program is the least variable relative to Company performance. The base salary levels for our executive officers are compared to the 50th percentile of the companies in our market analysis.

The Committee conducted its annual review of our executive officers’ base salaries at the Committee’s March 2007 meeting. The Committee approved a base salary increase effective April 1, 2007 (the first day of ATK’s fiscal year 2008) for all executive officers listed in the Summary Compensation Table except for Mr. Wilson. The decision to give each executive officer a base salary increase and the amount of that increase was made by considering competitive salary levels for executive officers in similar positions as shown by the results of our market analysis, the officer’s specific responsibilities and experience, and recommendations on individual performance made by our CEO for each officer other than himself. Salary increases for the named executive officers other than the CEO ranged from 7% to 9%, except for one officer who received a 25% increase in order to align his salary with the market level for his position. The CEO’s salary increase was 7.1%. Mr. Wilson’s salary continued at the same level because it was consistent with the market analysis for his position.

Annual Incentive Compensation

The primary purpose of the annual incentive is to motivate and reward executives for their contributions to ATK’s performance by making a large portion of their cash compensation variable and dependent upon annual Company and business group financial goals and individual performance. In general, at the high performance level, the amount of the annual incentive payment ranges from 60 – 65% of total cash compensation for the CEO and 45 – 55% of total cash compensation for other executive officers.

Actions Taken For Fiscal Year 2007.   Annual incentive compensation for the fiscal year ended March 31, 2007 was paid under ATK’s Management Compensation Plan, a cash-based pay-for-performance plan. Prior to the beginning of the fiscal year, the Committee set the annual incentive performance goals for the fiscal year ending March 31, 2007 at the corporate level to be fully diluted earnings per share (EPS), sales and free cash flow weighted as follows:

EPS	50%
Sales	25%
Cash Flow	25%

The performance goals for presidents and vice presidents of ATK’s business groups were weighted 30% on ATK’s EPS and 70% on the business group’s performance. The specific financial metrics established for the business groups for fiscal year 2007 were earnings before interest and taxes (EBIT), sales and free cash flow. Weightings of the financial metrics for the business groups were assigned as required to support the strategy of the individual business group. “Free cash flow” was defined to be cash provided from operations less capital expenditures plus asset sales.

These performance goals were selected because we believe these measures are key to driving the business performance required to maximize stockholder value by delivering profitable growth, while generating strong cash flows that allow us to invest in the future growth of the Company.  The Committee determines high performance goals by looking at the level of financial performance we want to achieve in comparison with the market and our peers, the overall business strategies we are deploying to meet our goals, and other factors that might impact the level of performance that the Company can achieve. The level of performance for each objective was within the range of our financial guidance for fiscal year 2007 as publicly disclosed at the time the goals were established.

Consistent with past practice and based on criteria established at the beginning of the performance period, the Committee adjusted the results on which the fiscal year 2007 annual incentive payments were determined to eliminate the effect of certain items. In addition, on October 30, 2006 the Committee approved an additional adjustment to the formula for calculating whether ATK achieved the free cash flow performance goal for the fiscal year ended March 31, 2007. The purpose of the adjustment was to eliminate the effect of an additional $300 million contribution to ATK’s defined benefit pension plan, an element of the Company’s capital deployment strategy approved by the Board of Directors in August 2006. The Committee’s decision was subject to the approval by the Board of Directors of an amendment to ATK’s Management Compensation Plan. A consequence of the amendment was the loss of ATK’s tax deduction under Section 162(m) of the Internal Revenue Code for the fiscal year 2007 incentive payments, which the Board deemed insignificant as compared to the benefits to ATK of the cash deployment strategy. This change was disclosed in ATK’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 3, 2006.

In May 2007, the Committee evaluated the Company’s performance on each of the performance goals for the fiscal year ended March 31, 2007 with the appropriate adjustments as outlined above. ATK and each of the business groups exceeded the high performance level for each of the performance goals.

The Committee has the ability to adjust an officer’s payment upward (unless the officer is covered by Section 162(m) of the Internal Revenue Code) or downward based on individual performance. While the Committee determines and approves all annual incentive awards and payments for the executive officers, it considers the CEO’s assessment of the individual performance of each of the executive officers other than himself. No adjustments were made for any of the executive officers named in this proxy statement. The amounts of the incentive payments for fiscal year 2007 are disclosed in the Summary Compensation Table in this proxy statement.

Actions Taken For Fiscal Year 2008.   In March 2007, the Committee set the performance goals for the annual incentive program for the fiscal year ending March 31, 2008 under ATK’s Executive Officer Incentive Plan. The Committee continued to believe that at the corporate level the appropriate performance measures are fully diluted earnings per share (EPS), sales and free cash flow, weighted as follows:

EPS	50%
Sales	25%
Cash Flow	25%

The performance goals for presidents and vice presidents of ATK’s business groups are weighted 30% on ATK’s EPS and 70% on the business group’s performance. The specific financial metrics established for the business groups for fiscal year 2008 are earnings before interest and taxes (EBIT), sales and free cash flow. Weightings of these goals for the business groups were assigned as required to support the strategy of the individual business group. The threshold and maximum performance levels for each of the performance goals generally were within the ranges of our financial guidance for fiscal year 2008 as publicly disclosed at the time the goals were established. However, ATK is not providing any guidance, nor updating any prior guidance of its future performance, by reference to these ranges.

When setting the goals, the Committee also specified that in determining and calculating the performance results at the end of the fiscal year, adjustments will be made to eliminate the negative or positive effects of changes in accounting principles or other laws or provisions affecting reported results, debt restructuring, and restructuring costs related to business rationalization, and any losses from strategic acquisitions or disposition of businesses or assets approved by the Board of Directors.

At the same meeting, as part of the annual review of individual executive officer compensation levels, the Committee reviewed and established the annual incentive payment opportunity (expressed as a percentage of base salary) for high performance for each named executive officer. This percentage is the maximum an executive officer can earn. Based on the market analysis of executive officer compensation, the percentage for each named executive officer remained the same as for fiscal year 2007, except for Mr. Murphy and Mr. Shroyer. Mr. Murphy’s fiscal year 2008 annual incentive payment opportunity for high performance was raised from 160% of base salary to 180% of base salary. Mr. Shroyer’s fiscal year 2008 annual incentive payment opportunity for high performance was raised from 110% of base salary to 120% of base salary.  The annual incentive payment opportunity at each level of performance for each named executive officer for the fiscal year ending March 31, 2008 is shown in the “Grants of Plan-Based Awards” table in this proxy statement.

Long-Term Incentive Compensation

Long-term incentive compensation is paid for the creation of long-term stockholder value through the achievement of financial objectives. We use a portfolio approach to designing our long-term incentive program which may include any number of equity-based awards (e.g., stock options, performance shares, restricted stock) and/or cash. In general, at high performance, the value of long-term incentive awards ranges from 65 – 70% of total direct compensation for the CEO and 45 – 60% for other executive officers.

Actions Taken For Fiscal Year 2007.   On March 31, 2007, the performance period ended for a performance award for which the Committee had established goals in March 2004. The performance goal was fully diluted earnings per share (EPS) for the fiscal year ended March 31, 2007 and set three levels of performance. Maximum performance was set at $4.85. Based on the audited financial results for the fiscal year ended March 31, 2007, ATK exceeded the maximum performance level. Actual performance was $5.32, which was adjusted for the effects of stock option expensing under FAS 123(R) and debt restructuring. The payout of the performance shares is shown in the “Option Exercises and Stock Vested” table in this proxy statement.

Actions Taken For Fiscal Year 2008.   In March 2007, the Committee approved a long-term incentive award for ATK’s executive officers for the fiscal year 2008 – 2010 performance period. In October 2006, prior to the approval of this award, the Committee approved a modification to our long-term incentive program such that 75% of the value of the award would be paid in shares of ATK common stock and 25% of the award would be paid in cash, subject to the achievement of the performance goals. The cash portion of the performance award reflects the Company’s effort to reduce its stock usage. The equity portion of performance awards may be settled only in shares in accordance with the Company’s accounting for equity awards under SFAS 123(R). The Committee intends to continue to grant equity awards under ATK’s 2005 Stock Incentive Plan, but in amounts that will further reduce the Company’s stock usage rate. At the 2007 Annual Meeting, stockholders will be asked to approve proposed amendments to the 2005 Stock Incentive Plan that reduce the total number of shares that may be granted under the Plan, but increase the number of shares that may be used for performance awards and certain other awards (see Proposal 3 in this proxy statement).

In March 2007, the Committee approved the size of each executive officer’s long-term incentive award based on the results of the market analysis conducted as part of the annual compensation review.  The amounts of the awards are included in the “Grants of Plan-Based Awards” table in this proxy statement. The Committee also approved the following performance goals, with the weightings indicated:

Fiscal year 2010 EPS	75%
Fiscal year 2010 Sales	25%
Average year-end return-on-invested-capital (ROIC) for fiscal years 2008-2010	used as an adjustment factor

These performance goals were selected to focus our executives on key factors that create stockholder value over time.

The specified average year-end ROIC goal for the three-year performance period was set at 10%. The Committee set threshold, target and maximum performance levels for each of the EPS and sales goals. The performance goals for EPS and sales were set assuming growth rates ranging from 10% to 16% and 8% to 12.5%, respectively, for the target (median performance) and maximum performance levels. The specific goals established for each level of performance reflect our internal strategic plan at the time the awards were granted. The specific performance goals for the target level of achievement are considered by the Committee and management to be challenging but achievable.

The above performance goals are not a prediction of how ATK will perform during the fiscal years 2008 through 2010. The purpose of the goals, which were approved by the Committee in March 2007, is to establish a method for determining the payment of long-term incentive compensation. ATK is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these performance goals, and you are cautioned not to rely on these performance goals as a prediction of ATK’s future performance.

Actual performance will be measured following the end of the performance period. All measures will be determined and calculated to eliminate the negative or positive effect of changes in accounting principles or other laws or provisions affecting reported results, debt restructuring, and restructuring costs related to business rationalization, and any losses from strategic acquisitions or disposition of businesses or assets approved by the Board of Directors.

Perquisites

To ensure that ATK delivers a competitive total compensation package to our executives, we provide standard executive perquisites. Perquisites represent significantly less than 5% of any executive’s total direct compensation. These perquisites may include:

•       Financial planning services

•       Car allowance

•       Executive disability

•       Executive health exams

•       Umbrella liability insurance program

•       Reimbursement for spousal travel expenses for certain ATK sponsored events

All perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the “Other Compensation” column.

Benefits

To ensure we provide a competitive total compensation program and support our efforts to attract and retain key executive talent, ATK also provides indirect compensation, such as health and welfare benefits and retirement benefits. ATK’s benefits programs offer flexibility and choice. Under our benefit programs, employees have the opportunity to choose which benefits fit their personal family and financial needs.

Health & Welfare Benefits.   Our executive officers participate in the same health and welfare programs as all other ATK employees.

Retirement Benefits.   In general, our executive officers participate in the standard employee retirement programs. In specific cases, when ATK needs to bring in key executive talent, we may adjust the standard retirement benefits, consistent with our compensation philosophy, in order to recognize valuable experience that an executive obtained in a prior career and now brings to ATK.

Nonqualified Deferred Compensation.   We offer a nonqualified deferred compensation plan as a tool for our key employees to plan for their financial future. This plan is designed to allow for retirement savings above the limits imposed by the Internal Revenue Service for 401(k) plans on a tax-deferred basis. In general, beyond a small 401(k) make-up match included in the Summary Compensation Table, all funds are contributed by the employee. All funds are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more investment options selected by the participant under the terms of the plan. Balances in the deferred compensation plan reflect amounts that have accumulated over time and directly relate to participants’ tenure with the Company, individual investment choices and individual decisions regarding the level of savings over time.

Severance.   From time to time, the circumstances may arise when we need to offer an executive officer a severance package. In these circumstances, the package will be aligned with the benefits outlined in ATK’s Executive Severance Plan. The Executive Severance Plan is regularly benchmarked against the market to ensure the benefits offered are competitive. Payments made under this plan are described below under the heading “Potential Payments Upon Termination or Change in Control.”

Change-in-Control.   Executive officers participate in our Income Security Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company. Payments under this plan are not triggered solely by a change-in-control, but rather by termination of employment (that meets certain conditions specified in the plan) following a change-in-control. This plan has been reviewed against market competitive practices for such plans. The features of the plan and participation are regularly reviewed and approved by the Personnel and Compensation Committee. Payments made under this plan are described below under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation Outside the Standard Program

In certain circumstances, such as hiring a new executive, we may provide compensation outside our standard executive compensation program.

When we offer employment to a new executive, we follow the guidelines in our executive compensation philosophy, unless individual circumstances, combined with competitive market practices, require us to include additional compensation (e.g., signing bonus or special equity grant) to attract the executive talent we need. In general, we do not pay our executives additional compensation for special projects or program results. We believe that we provide a fair and competitive total compensation package to our executives for delivering business results that are expected and subsumed under our pay-for-performance philosophy.

Stock Ownership Guidelines

We believe it is important that the interests of our executive officers are closely aligned with our stockholders. To support this philosophy, we have established stock ownership guidelines. Stock ownership is reported periodically to the Personnel and Compensation Committee and failure to meet the guidelines within the allotted period of time may impact future grants of stock awards to an executive. The guidelines establish target levels of common stock ownership as follows:

Position	Guideline
Chairman of the Board and Chief Executive Officer	50,000 shares
Chief Operating Officer and Chief Financial Officer	16,000 shares
Senior Vice Presidents	12,000 shares
Other Corporate Officers	6,000 - 9,000 shares

New executives are given four years to meet the ownership requirements. Shares of ATK common stock owned outright, restricted stock awarded to officers, unvested performance shares at the target level, stock held in the Company’s 401(k) plan, and phantom stock units held in the Company’s nonqualified deferred compensation plan count towards an executive’s plan to meet the ownership guidelines.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation qualifies as “performance-based compensation.” Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established objective performance criteria and must be pursuant to a plan that has been approved by the Company’s stockholders. The Company’s 2005 Stock Incentive Plan and Executive Officer Incentive Plan were approved by our stockholders and include provisions necessary to grant awards and make payments that satisfy the performance-based exception under Section 162(m).

Compensation decisions for our executive officers were made with consideration of the implications of Section 162(m). While the Committee intends to structure arrangements in a manner that preserves deductibility under Section 162(m), the Committee may decide to pay amounts that are nondeductible if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company. As described above, the annual incentive payments for fiscal year 2007 (which were awarded under our Management Compensation Plan) are not deductible by the Company as they did not satisfy the requirements of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee of the Board of Directors has reviewed and discussed with ATK’s management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Personnel and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is provided by the Personnel and Compensation Committee:

Cynthia L. Lesher, Chair

Frances D. Cook

Douglas L. Maine

Michael T. Smith

SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year (2)	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Daniel J. Murphy	FY07	$ 800,800	$ 0	$ 5,357,427	$ 786,708	$ 1,281,280	$ 2,413,488	$ 62,802	$ 10,702,505
Chairman & Chief Executive Officer
John L. Shroyer	FY07	$ 356,731	$ 0	$ 611,858	$ 59,722	$ 385,000	$ 52,810	$ 52,225	$ 1,518,346
Senior Vice President & Chief Financial Officer
Mark W. DeYoung	FY07	$ 356,731	$ 0	$ 1,259,804	$ 168,339	$ 385,000	$ 245,750	$ 32,080	$ 2,447,704
Senior Vice President & President Ammunition Systems Group
Ronald D. Dittemore	FY07	$ 356,731	$ 0	$ 1,117,209	$ 191,828	$ 385,000	$ 57,894	$ 44,498	$ 2,153,160
Senior Vice President & President Launch Systems Group
Keith D. Ross	FY07	$ 305,769	$ 0	$ 694,209	$ 135,856	$ 330,000	$ 50,820	$ 27,007	$ 1,543,661
Senior Vice President, General Counsel & Secretary
Blake E. Larson	FY07	$ 275,192	$ 0	$ 863,435	$ 135,856	$ 297,000	$ 56,909	$ 149,224	$ 1,777,616
Executive Vice President, Mission Systems Group
Thomas R. Wilson	FY07	$ 225,000	$ 0	$ 828,273	$ 168,339	$ 225,000	$ 53,125	$ 83,825	$ 1,583,562
Senior Vice President, Tidewater Operations

(1)          Mr. Larson is the former President of ATK Advanced Propulsion and Space Systems Group. Mr. Wilson is the former President of ATK Precision Systems Group.

(2)          The year reported is ATK’s fiscal year ended March 31, 2007.

(3)          Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK’s 401(k) Plan or Nonqualified Deferred Compensation Plan. Also includes payments to executive officers in the amounts specified as follows for vacation sold under ATK’s vacation buy/sell benefit program: Mr. Shroyer, $6,731; Mr. DeYoung, $6,731; Mr. Dittemore, $6,731; Mr. Ross, $5,769; and Mr. Larson, $5,192.

(4)          In prior years, bonuses were reported in this column. Under new reporting rules, bonuses based on ATK’s achievement of specified performance targets are reported in the Non-Equity Incentive Plan Compensation column.

(5)          This column shows the dollar amounts recognized in ATK’s fiscal year 2007 financial statements for reporting purposes in accordance with SFAS 123(R). Amounts shown cover awards granted in fiscal year 2007 and in prior years. The amounts represent the compensation costs of outstanding performance awards that are paid in shares of ATK common stock and, for Mr. Dittemore, Mr. Larson and Mr. Wilson, the amounts also include the compensation costs of restricted stock awards. (The amounts do not reflect the actual amounts that may be paid to or realized by the executive officers.) A discussion of the assumptions used in calculating these values may be found in Note 12 to the audited financial statements in ATK’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

(6)          This column shows the dollar amounts recognized in ATK’s fiscal year 2007 financial statements for reporting purposes in accordance with SFAS 123(R). The amounts represent the compensation costs of outstanding stock options, which were granted in prior fiscal years. (The amounts do not reflect the actual amounts that may be realized by the executive officers.) A discussion of the assumptions used in calculating these values may be found in Note 12 to the audited financial statements in ATK’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

(7)          These amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2007. The annual incentive compensation program and the payments are described in the Compensation Discussion and Analysis in this proxy statement. Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK’s 401(k) Plan or Nonqualified Deferred Compensation Plan.

(8)          The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the Alliant Techsystems Inc. Retirement Plan and the Alliant Techsystems Supplemental Executive Retirement Plan. See the Pension Benefits table that follows for additional information. No above-market or preferential earnings on any nonqualified deferred compensation was paid to the officers during the last fiscal year and, accordingly, no such amounts are reflected above.

(9)          The table below shows the components of this column, which include perquisites, tax gross-ups, life insurance premiums paid by the Company for the benefit of the executive officer, and Company matching contributions to ATK’s defined contribution plans. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Financial Planning	Relocation	Tax Gross-Ups	Car Allowance	Life Insurance Premium	Disability Insurance Premium	Liability Insurance Premium	Other Perquisites (1)	401(k) Plan Match or Make-up Match
Murphy	$ 10,598	0	$ 7,897	$ 30,000	$ 813	$ 4,217	$ 2,800	$ 1,231	$ 5,246
Shroyer	$ 14,690	0	$ 7,138	$ 15,000	0	$ 2,117	$ 1,350	$ 3,205	$ 8,725
DeYoung	$ 10,811	0	$ 5,253	$ 12,000	0	$ 2,666	$ 1,350	0	0
Dittemore	$ 10,000	0	$ 4,914	$ 12,000	0	$ 3,340	$ 1,350	$ 2,171	$ 10,723
Ross	0	0	0	$ 12,000	0	$ 2,936	$ 1,350	$ 844	$ 9,877
Larson	$ 12,130	$ 106,741	$ 6,033	$ 12,000	0	$ 2,587	0	$ 2,464	$ 7,269
Wilson	$ 7,023	$ 59,911	$ 3,335	$ 0	0	$ 3,427	0	$ 914	$ 9,215

(1)          “Other” perquisites consist of executive annual physical examination, spousal travel, gifts, and entertainment.

Employment Agreement with Daniel J. Murphy

On January 21, 2004, ATK entered into an employment agreement with Mr. Murphy. Under the agreement, the term of Mr. Murphy’s employment as Chairman and Chief Executive Officer extends until March 31, 2007. After that date, if neither party objects, the contract automatically extends annually for a one-year period. This automatic extension occurred on March 31, 2007 and may occur two additional times. The final expiration date, considering the potential automatic renewals, is March 31, 2010.

The employment arrangement with Mr. Murphy provides for an initial annual base salary of $700,000 and an annual incentive bonus of (a) $500,000 if ATK achieves performance goals determined by the Personnel and Compensation Committee of the Board of Directors or (b) $1,000,000 if ATK achieves a level of performance defined by the Personnel and Compensation Committee to be “outstanding.” These salary and annual bonus levels are subject to review by the Board from time to time but not less than once a year after January 1, 2005. In addition, among other benefits, the agreement provides for (a) participation in long-term performance incentive programs (such as performance share and stock option incentives); (b) participation in employee benefit plans; (c) reimbursement for certain expenditures under ATK’s flexible perquisite program; (d) financial counseling reimbursement up to $15,000 per year; and (e) at termination, relocation from his home in the Minneapolis, Minnesota area to his place of choosing in the continental United States.

Additional information regarding payments that may be made to Mr. Murphy upon termination of employment is described below under the headings  “Pension Benefits” and “Potential Payments Upon Termination or Change in Control.”

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the grants of equity and non-equity plan-based awards made to the executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2007. During the last fiscal year, the Company did not grant any restricted stock or stock option awards to the officers named below and, therefore, has omitted the corresponding columns. The non-equity awards were granted under our Executive Officer Incentive Plan, which was approved by stockholders in 2006, and the equity awards were granted under our 2005 Stock Incentive Plan, which was approved by stockholders in 2005.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and
Name	Grant Date (1)	Incentive Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Option Awards (5)
Daniel J. Murphy	03/12/2007	Annual (2)	$385,650	$771,300	$1,542,600
	03/12/2007	Long-Term Cash (3)	$578,500	$1,157,000	$1,446,250
	03/12/2007	Long-Term Stock (4)				19,500	39,000	48,750	$3,414,450
John L. Shroyer	03/12/2007	Annual (2)	$112,500	$225,000	$450,000
	03/12/2007	Long-Term Cash (3)	$133,500	$267,000	$333,750
	03/12/2007	Long-Term Stock (4)				4,500	9,000	11,250	$787,950
Mark W. DeYoung	03/12/2007	Annual (2)	$103,125	$206,250	$412,500
	03/12/2007	Long-Term Cash (3)	$89,000	$178,000	$222,500
	03/12/2007	Long-Term Stock (4)				3,000	6,000	7,500	$525,300
Ronald D. Dittemore	03/12/2007	Annual (2)	$103,125	$206,250	$412,500
	03/12/2007	Long-Term Cash (3)	$89,000	$178,000	$222,500
	03/12/2007	Long-Term Stock (4)				3,000	6,000	7,500	$525,300
Keith D. Ross	03/12/2007	Annual (2)	$103,125	$206,250	$412,500
	03/12/2007	Long-Term Cash (3)	$96,400	$192,800	$241,000
	03/12/2007	Long-Term Stock (4)				3,250	6,500	8,125	$569,075
Blake E. Larson	03/12/2007	Annual (2)	$81,125	$162,250	$324,500
	03/12/2007	Long-Term Cash (3)	$59,350	$118,700	$148,375
	03/12/2007	Long-Term Stock (4)				2,000	4,000	5,000	$350,200
Thomas R. Wilson	03/12/2007	Annual (2)	$56,250	$112,500	$225,000

(1)          The grant date is the date the Personnel and Compensation Committee of the Board of Directors meets.

(2)          The amounts for each officer reflect the potential cash payout for the fiscal year 2008 annual incentive program if all performance measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2008. The material terms of the award are described above in the Compensation Discussion and Analysis under the subheading “Annual Incentive Compensation—Actions Taken For Fiscal Year 2008.”

(3)          The amounts for each officer reflect the potential cash payout for the fiscal year 2008-2010 performance period if all performance measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2010. The material terms of the award are described above in the Compensation Discussion and Analysis under the subheading “Long-Term Incentive Compensation—Actions Taken For Fiscal Year 2008.”

(4)          Each column shows the number of shares of common stock that may be paid out for the fiscal year 2008-2010 performance period if all performance measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2010. The material terms of the award are described above in the Compensation Discussion and Analysis under the subheading “Long-Term Incentive Compensation—Actions Taken For Fiscal Year 2008.”

(5)          This column shows the full grant date fair value of the equity awards (performance shares) under SFAS 123(R). Generally, the full grant date fair value is the amount the Company could expense in its financial statements over the awards’ performance period assuming performance at target. Assumptions made in the calculations of these amounts may be found in Note 12 to the audited financial statements in ATK’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Grant Date or Performance Period (1)(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Daniel J. Murphy						4/1/2006 - 3/31/2009			50,000	4,396,000
						4/1/2006 - 3/31/2012			40,000	3,516,800
						4/1/2007 - 3/31/2010			48,750	4,286,100
	01/22/2002	10,500		47.75	01/22/2012
	01/21/2003	30,000		59.12	01/21/2013
	01/20/2004	75,000		57.43	01/20/2011
	01/31/2005		50,000	66.58	01/31/2012
John L. Shroyer						4/1/2006 - 3/31/2009			7,500	659,400
						4/1/2006 - 3/31/2012			6,000	527,520
						4/1/2007 - 3/31/2010			11,250	989,100
	01/22/2002	1,000		47.75	01/22/2012
	01/21/2003	6,500		59.12	01/21/2013
	01/20/2004	4,000		57.43	01/20/2011
	01/31/2005		5,000	66.58	01/31/2012
Mark W. DeYoung						4/1/2006 - 3/31/2009			7,500	659,400
						4/1/2006 - 3/31/2012			6,000	527,520
						4/1/2007 - 3/31/2010			7,500	659,400
	01/21/2003	5,000		59.12	01/21/2013
	01/20/2004	10,000		57.43	01/20/2011
	01/31/2005		15,000	66.58	01/31/2012
Ronald D. Dittemore						5/03/2005	2,000	175,840
						10/31/2005	5,000	439,600
						4/1/2006 - 3/31/2009			7,500	659,400
						4/1/2006 - 3/31/2012			6,000	527,520
						4/1/2007 - 3/31/2010			7,500	659,400
	08/18/2003	8,000		51.97	08/18/2013
	01/20/2004	10,000		57.43	01/20/2011
	01/31/2005		15,000	66.58	01/31/2012
Keith D. Ross						4/1/2006 - 3/31/2009			7,500	659,400
						4/1/2006 - 3/31/2012			4,500	395,640
						4/1/2007 - 3/31/2010			8,125	714,350
	01/21/2003	5,000		59.12	01/21/2013
	01/20/2004	4,000		57.43	01/20/2011
	01/31/2005		15,000	66.58	01/31/2012
Blake E. Larson						4/01/2004	1,000	87,920
						10/04/2004	1,500	131,880
						4/1/2006 - 3/31/2009			6,250	549,500
						4/1/2006 - 3/31/2012			5,000	439,600
						4/1/2007 - 3/31/2010			5,000	439,600
	01/20/2004	4,000		57.43	01/20/2011
	01/31/2005		15,000	66.58	01/31/2012
Thomas R. Wilson						05/03/2005	2,000	175,840
	01/31/2005		15,000	66.58	01/31/2012

(1)          For better understanding of this table, we have included additional columns showing the grant date of stock options and restricted stock and the associated performance period for the performance share awards.

(2)          Stock options granted in 2002 and 2003 vest in three equal annual installments beginning on the first anniversary of the grant date. Stock options granted in 2004 and 2005 vest on the third anniversary of the grant date.

(3)          This table does not include the performance share awards for the performance period that ended March 31, 2007. These awards are shown in the Option Exercises and Stock Vested table in this proxy statement.

(4)          Restricted stock awards vest in full three years after the grant date, except for the grant made to Mr. Dittemore on October 31, 2005, which vests in full five years after the grant date.

(5)          The amounts in this column were calculated using a per share value of $87.92, the closing market price of ATK common stock on March 30, 2007, the last business day of the fiscal year.

(6)          The amounts shown reflect the maximum payout of the performance shares possible based on achievement of the highest level of performance. Actual payouts will be based on the level of achievement of specified performance goals. The vesting and payout of any performance shares for the performance period ending March 31, 2009 will be determined after the fiscal year ending March 31, 2009. The vesting and payout of any performance shares for the performance period ending March 31, 2012 may occur at any time during the performance period if and when the specified performance goal is achieved. The vesting and payout of any performance shares for the performance period ending March 31, 2010 will be determined after the fiscal year ending March 31, 2010.

(7)          The amounts in this column were calculated using a per share value of $87.92, the closing market price of ATK common stock on March 30, 2007, the last business day of the fiscal year, and assuming the maximum payout of the performance shares based on achievement of the highest level of performance.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and vesting of restricted stock during the fiscal year ended March 31, 2007 and the payout of performance shares for the fiscal year ended March 31, 2007.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Daniel J. Murphy					112,500	(1)	$11,291,625	(3)
John L. Shroyer					11,100	(1)	$1,114,107	(3)
Mark W. DeYoung					30,000	(1)	$3,011,100	(3)
Ronald D. Dittemore					1,000	(2)	$78,850	(2)
					22,500	(1)	$2,258,325	(3)
Keith D. Ross					3,000	(2)	$245,850	(2)
					13,700	(1)	$1,375,069	(3)
Blake E. Larson					18,250	(1)	$1,831,753	(3)
	14,938	(4)	$450,448	(4)
Thomas R. Wilson					22,500	(1)	$2,258,325	(3)
	20,000	(5)	$550,900	(5)

(1)          These shares reflect a three-year grant which vested on March 31, 2007 and were paid on May 8, 2007 following confirmation by the Personnel and Compensation Committee that the performance goal had been achieved at the maximum performance level for the performance period ended March 31, 2007, as described in the Compensation Discussion and Analysis under the subheading “Long-Term Incentive Compensation—Actions Taken for Fiscal Year 2007.”

(2)          Represents the vesting of restricted stock. Mr. Dittemore’s shares vested on August 18, 2006 and Mr. Ross’s shares vested on September 20, 2006. The value realized was determined by multiplying the number of vested shares by the closing market price of a share of ATK common stock on the vesting date.

(3)          The value realized was determined by multiplying the number of vested shares by the closing market price of a share of ATK common stock on May 8, 2007, the payment date, which was $100.37. The Company withheld shares of ATK common stock from the amounts shown for each officer having a value equal to the applicable tax withholding requirement. Certain officers deferred payment of all or a portion of their shares as follows:  Shroyer 100%, DeYoung 25%, Dittemore 25%, Ross 100%, and Wilson 40%. As a result of the deferral, and in lieu of payment of the shares, the officer’s account under ATK’s Nonqualified Deferred Compensation Plan was credited with deferred stock units. The number of units credited to the officer’s account was determined on a one-for-one basis equal to the number of shares that would otherwise have been paid, reduced by the number of shares having a value equal to ATK’s Medicare tax withholding obligation as a result of the deferral of payment of the shares. The deferred stock units will be settled 100% in ATK common stock following the officer’s termination of employment or such other date specified by the officer under the terms of the Nonqualified Deferred Compensation Plan.

(4)          The following outlines the number of options and market price of Mr. Larson’s stock option exercises in fiscal year 2007:

Grant Date	Number of Options	Exercise Date	Exercise Price	Market Price	Amount Realized
10/26/1999	1,688	08/29/2006	$17.981	$76.42	$98,645
01/23/2001	2,250	08/29/2006	$27.389	$76.42	$110,320
01/22/2002	4,500	08/29/2006	$47.746	$76.42	$129,033
01/23/2003	6,500	08/29/2006	$59.12	$76.42	$112,450

(5)          The following outlines the number of options and market price of Mr. Wilson’s stock option exercises in fiscal year 2007:

Grant Date	Number of Options	Exercise Date	Exercise Price	Market Price	Amount Realized
01/21/2003	10,000	05/10/2006	$59.12	$83.44	$243,200
01/20/2004	10,000	02/12/2007	$57.43	$88.20	$307,700

PENSION BENEFITS

ATK maintains various tax-qualified defined benefit retirement plans covering most employees. The plans were closed to new participants as of January 1, 2007 (except for certain employees covered by collective bargaining agreements). These qualified defined benefit plans are funded by employer contributions. Currently, all of the named executive officers participate in the Alliant Techsystems Inc. Pension and Retirement Plan (the “ATK Retirement Plan”).

Because the Internal Revenue Code limits the benefits that may be paid from our tax-qualified plans, the Alliant Techsystems Inc. Supplemental Executive Retirement Plan (the “ATK SERP”) was established to provide retirees participating in the qualified plans with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the qualified plan had these limits not been in effect. A grantor trust was established under which certain funds have been set aside to satisfy some of the obligations under the ATK SERP. If the funds in the trust are insufficient to pay amounts payable under the ATK SERP, the Company will pay the deficiency. Mr. Murphy’s employment agreement provides for additional retirement benefits payable from the ATK SERP, beyond just those restored due to the IRS qualified plan limitations.

ATK Retirement Plan

Due to acquisitions and plan mergers, the ATK Retirement Plan contains various benefit formulas that apply to certain groups of employees. The benefit formulas that apply to the named executive officers include the Pension Equity Plan formula, the Aerospace Pension Plan formula, and the Alliant Cash Balance Plan formula. Messrs. Murphy, Dittemore, Ross and Wilson are covered by the Pension Equity Plan formula, Mr. DeYoung is covered by the Aerospace Pension Plan formula, and Messrs. Shroyer and Larson are covered by the Alliant Cash Balance Plan formula. The elements of compensation used in applying the payment and benefit formula generally include base salary plus annual incentive payments when paid (and, for the year of termination of employment, incentive payments that are imputed to the last month of employment), up to the applicable IRS maximum compensation limit.

Employees are vested after five years of vesting service. Messrs. Murphy, Shroyer, DeYoung, Ross and Larson are currently vested in their ATK Retirement Plan benefits. Assuming continued employment, Mr. Dittemore will be vested in July 2008 and Mr. Wilson in October 2007. The federal Pension Protection Act requires a shorter vesting schedule for pension equity plans effective January 1, 2008, so assuming continued employment, Mr. Dittemore will be vested in January 2008. Vesting may also occur upon a change in control, as defined in the ATK Retirement Plan.

The normal retirement age for the plan is age 65.

Pension Equity Plan

ATK adopted the Pension Equity Plan (“PEP”) formula effective January 1, 2004 for new employees and existing employees who had less than 15 years of credited service as of December 31, 2003. The PEP formula calculates benefits as a lump sum amount equal to:

•       5.5% of final average earnings up to one-half of the social security wage base, plus 11% of final average earnings in excess of one-half of the social security wage base,

•       multiplied by credited years of service.

Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings. The social security wage base as of the December 31, 2006 measurement date is $94,200.

Additionally, for employees who were participants in the ATK Retirement Plan prior to January 1, 2004, the PEP benefit is not less than the benefit computed based on the prior plan formula accrued through December 31, 2003, plus the PEP formula for service beginning January 1, 2004. Mr. Murphy’s accrued benefit as of December 31, 2003 as determined under the prior Aerospace Pension Plan formula is $716 (as a monthly annuity payable at age 65). The lump sum value of this benefit, plus the future service PEP benefit is slightly greater than the PEP benefit based on all service, using the current valuation assumptions. Messrs. Ross’s and Wilson’s prior plan benefits are based on the Alliant Cash Balance Plan formula. However, their benefits are larger using the PEP formula applied to all service.

Upon termination of employment, the Pension Equity Plan permits immediate distribution of the vested benefits to any participant regardless of age in a variety of actuarially equivalent annuity payment forms or as a lump sum payment. If a participant chooses to leave his or her balance in the plan, interest is credited at a rate of 4% annually to the earlier of the actual benefit payment date or the month immediately preceding the participant’s 65th birthday.

Aerospace Pension Plan

The Aerospace Pension Plan formula covers employees who had at least 15 years of credited service as of December 31, 2003 and who joined ATK in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated or began employment in a location offering this formula. This formula contains provisions similar to those of the Hercules plan that covered the Hercules location employees prior to the acquisition.

The Aerospace Pension Plan provides an annuity benefit determined based on final average earnings and the participant’s credited years of service. The benefit is equal to:

•       1.2% of final average earnings up to one-half of the social security wage base, plus 1.6% of final average earnings in excess of one-half of the social security wage base,

•       multiplied by credited years of service.

Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings. The social security wage base as of the December 31, 2006 measurement date is $94,200.

Benefits are paid in a variety of actuarial equivalent monthly annuity options at retirement. Additionally, participants may elect to receive up to 51% of their benefit in a lump sum payment.

Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

Alliant Cash Balance Formula

Effective April 1, 1992, the pension plan formula then in effect was amended to provide benefits based upon a cash balance account formula. The cash balance formula continues to apply to employees who were participants in the pension plan as of April 1, 1992, or were hired after April 1, 1992 and not covered by one of the subsequently acquired plan formulas, but who had at least 15 years of credited service as of December 31, 2003.

Messrs. Shroyer’s and Larson’s initial cash balance accounts were equal to the lump sum value as of April 1, 1992 of their accrued benefit under the prior pension plan formula at that time. The cash balance account is credited monthly with a percentage of pension earnings that increases with length of service as follows:

Years of Service	Percentage of Pension Earnings	Additional Percentage for Earnings in excess of Social Security Wage Base
Less than 5	3.5%	3.5%
5 to 9	4.5%	4.5%
10 to 14	5.5%	5.5%
15 to 19	6.5%	5.5%
20 to 24	7.5%	5.5%
25 or more	8.5%	5.5%

Account balances are credited monthly with interest equal to one-twelfth of the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. The interest crediting rate for calendar year 2007 is 3.2%

The Cash Balance Plan benefit is not less than the lump sum equivalent of a monthly benefit of $47.50 multiplied by years of credited service payable at age 65.

At retirement, which may occur at or after age 55, a participant’s vested account balance is payable as a monthly annuity or an annuity with a lump sum payment at age 62 or, if retirement occurs at or after age 62, as an optional lump sum payment. The interest rate and mortality table used to convert the cash account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect when converted. Participants who terminate employment before age 55 may receive a lump sum payment at age 65.

Supplemental Executive Retirement Plan

The ATK SERP provides benefits for highly compensated individuals whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by participation in the ATK Nonqualified Deferred Compensation Plan. The IRS annual salary limitation (Section 410(a)(17) of the Internal Revenue Code) and certain other IRS requirements reduce pension benefits from tax-qualified pension plans for certain highly compensated employees. The ATK SERP is designed to offset these limitations.

The applicable benefits from the ATK SERP are generally based on the same benefit formula and provisions as the underlying qualified plan formula that applies to the participant. Effective January 1, 2007, SERP benefits are paid in a lump sum the later of six months or the January 31 following the calendar year of termination, including interest from the first day of the month following termination to the actual payment date. The ATK SERP benefit is converted to a lump sum payment based on an annual interest rate that is the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments, except for formulas which already determine the benefit as a lump sum amount.

Employees vest in the ATK SERP benefits at the same time their benefits vest under the qualified pension plan.

During fiscal year 2007, the ATK SERP was amended to provide certain executives covered by the Alliant Cash Balance Plan formula with the right to receive a benefit based on the greater of the PEP formula or the Cash Balance Plan formula, if they remain employed until at least age 55. This provision will apply to Messrs. Shroyer and Larson if they remain employed with ATK until at least age 55. The benefits included in the Pension Benefits table below do not include any value for this provision since they are not yet age 55. The amount of the additional benefit (if any) depends on actual pension earnings and actual cash balance interest credits through the date of determination.

ATK SERP—Special Agreement Benefits

The ATK SERP includes a special schedule of benefits for Mr. Murphy based on his employment agreement. Mr. Murphy’s employment agreement provides for a supplemental executive retirement plan (“SERP”) benefit payable to him based on the following schedule:

If Termination of Employment is:	Benefit Percentage is:
On or after March 31, 2004 and before March 31, 2005	5.0%
On or after March 31, 2005 and before March 31, 2006	15.0%
On or after March 31, 2006 and before March 31, 2007	25.0%
On or after March 31, 2007 and before March 31, 2008	35.0%
On or after March 31, 2008 and before March 31, 2009	45.0%
On or after March 31, 2009 and before March 31, 2010	50.0%
On or after March 31, 2010 and before March 31, 2011	52.5%
On or after March 31, 2011	55.0%

The benefit percentage is multiplied by his final average earnings to determine a monthly annuity amount. Final average earnings is calculated using the highest 60 consecutive months of base salary and annual cash incentive payments when paid (and, for the year of termination of employment, incentive payments are imputed to the last month of employment), received during the preceding 120 months, considering only months since February 2004 (the effective date of the employment agreement). The SERP benefit amount is reduced by the benefit amount payable to Mr. Murphy under the qualified pension plan.

If Mr. Murphy retires prior to April 1, 2008, the SERP benefit is reduced by 1/2% for each month that the benefit payment date precedes April 1, 2008. Mr. Murphy’s SERP benefit will be paid in a lump sum the later of six months or the January 31 following the calendar year of termination, including interest from the first day of the month following termination to the actual payment date. The SERP benefit is converted to a lump sum payment based on an annual interest rate that is the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments.

Mr. Murphy vested in his SERP retirement benefit in December 2005. However, pursuant to his employment agreement, if ATK terminates Mr. Murphy’s employment for cause during the term of the agreement the supplemental retirement benefits described above will be forfeited.

The following table provides information concerning each ATK defined benefit plan that provides for payments or benefits to any of the named executive officers.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (1)		Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Daniel J. Murphy	ATK Retirement Plan	6.083		$124,665	$0
	ATK SERP	N/A	(2)	6,529,412	0
John L. Shroyer	ATK Retirement Plan	21.417		121,386	0
	ATK SERP	21.417		62,761	0
Mark W. DeYoung	ATK Retirement Plan	22.000		415,405	0
	ATK SERP	22.000		706,720	0
Ronald D. Dittemore	ATK Retirement Plan	3.417		57,135	0
	ATK SERP	3.417		83,535	0
Keith D. Ross	ATK Retirement Plan	5.250		81,482	0
	ATK SERP	5.250		83,977	0
Blake E. Larson	ATK Retirement Plan	25.500		194,316	0
	ATK SERP	25.500		90,161	0
Thomas R. Wilson	ATK Retirement Plan	4.167		78,455	0
	ATK SERP	4.167		91,663	0

(1)          Credited service is determined in years and months as of December 31, 2006.

(2)          Years of service are not used in the determination of Mr. Murphy’s SERP benefit, but rather the benefit percentage is defined by the terms of his employment agreement based on the date on which he retires.

Assumptions

The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in ATK’s annual report on Form 10-K for the fiscal year ended March 31, 2007, and are calculated as of the December 31, 2006 measurement date. The assumptions made in the calculations of these amounts may be found in Note 8 to the audited financial statements in ATK’s Form 10-K.

The Cash Balance Plan benefits are projected from the current account value to age 65 assuming that the interest crediting rate is 2% less than the discount rate each year. Retirement age is assumed to be age 65, except for Mr. Murphy’s SERP benefit and Mr. DeYoung’s benefits. For Mr. Murphy’s SERP benefit, the calculation assumes his employment continues until April 1, 2008, at which point his benefit is no longer reduced for early retirement. For Mr. DeYoung, age 60 is used since this is the unreduced retirement age for the Aerospace Pension Plan formula. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

For Mr. Murphy’s SERP benefit the applicable benefit percentage used is the one in effect as of the end of the fiscal year.

All SERP benefits are assumed to be paid as a lump sum in accordance with the plan document.

“Credited Service” includes only service with ATK (or certain acquired employers). In general, ATK does not grant extra years of credited service.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Daniel J. Murphy	0	0	$259,463	0	$2,122,045
John L. Shroyer	$48,435	0	$18,373	0	$351,322
Mark W. DeYoung	0	0	$35,395	0	$314,122
Ronald D. Dittemore	$82,500	0	$16,928	0	$268,891
Keith D. Ross	$13,750	0	$18,372	0	$174,583
Blake E. Larson	0	0	$47,941	0	$461,808
Thomas R. Wilson	0	0	$10,357	0	$220,856

(1)          The amounts in this column include fiscal year 2007 salary deferrals for Mr. Shroyer of $17,385, which is also included in the Summary Compensation Table in the salary column. The remainder of the amounts in this column includes deferrals of cash bonuses received in May 2006 for the prior fiscal year’s performance as follows:  Mr. Shroyer, $31,050; Mr. Dittemore, $82,500; and Mr. Ross, $13,750. This column does not include deferrals of annual incentive payments or performance awards for performance periods ended March 31, 2007 because those amounts are not actually credited to the participants’ accounts until fiscal year 2008.

(2)          In addition to the amounts included in the first column of the table, the following amounts represent aggregate contributions made by the executive officer or the Company since the officer’s commencement of participation in the plan.

Name	Salary Deferrals	Bonus Deferrals	Performance Share Deferrals	Company Discretionary Contributions		Aggregate Earnings in Total	Balance
Murphy	$246,381	$610,786		$746,590	(1)	$518,288	$2,122,045
Shroyer	$72,341	$169,601				$109,380	$351,322
DeYoung		$116,378	$87,468			$110,276	$314,122
Dittemore		$230,352				$38,539	$268,891
Ross		$38,700	$101,760			$34,123	$174,583
Larson		$308,888				$152,920	$461,808
Wilson		$168,458				$52,398	$220,856

(1)          As previously disclosed in ATK’s proxy statement dated June 23, 2004, this amount represents a special bonus paid to Mr. Murphy to recognize his transition to Chief Executive Officer. The amount reflects the dollar value at the time of deferral of 13,000 units of ATK phantom stock. All of Mr. Murphy’s deferrals were made prior to January 1, 2005 and all are credited to the ATK common stock investment alternative.

All of ATK’s executive officers are eligible to participate in the ATK Nonqualified Deferred Compensation Plan. Participants in the Plan generally may elect to defer up to 70% of salary and 100% of cash or equity incentive compensation. ATK may credit to participants’ accounts under the Plan certain additional amounts relating to foregone matching contributions under ATK’s 401(k) Plan. Under the Plan, ATK may also make additional discretionary contributions to participants’ accounts.

The Plan is an unfunded plan, meaning that participants’ accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by ATK to pay participants benefits in the future. However, ATK has established a nonqualified grantor trust commonly known as a “Rabbi Trust.” The assets of the Rabbi Trust will be used to pay benefits, but the assets of the Trust remain subject to the claims of ATK’s general creditors.

Participants’ account balances are credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment funds made available by ATK from time to time under the Plan. The investment alternatives include funds with different degrees of risk and, for amounts credited before January 1, 2005, include ATK common stock as an investment alternative. Participants may reallocate amounts among the various investment alternatives at any time, except for amounts credited to the ATK common stock investment alternative. After January 1, 2005, only deferrals of equity performance awards may be credited to, and must remain credited to, the ATK common stock investment alternative.

The investment alternatives are based on the following funds (with their corresponding rates of return during our fiscal year 2007):

Fund Name	FY07 Return
MSF/BlackRock Money Market: CI A	4.99%
PIMCO VIT Total Return: AC	5.95%
AmFunds IS Gr-Inc: CI 2	11.59%
Legg Mason PVET Eq Index: CI 1	11.45%
Fidelity VIP Contrafund: SC 2	7.93%
AmFunds IS Growth: CI 2	7.80%
Pioneer VCT MidCap Val: CI 2	12.09%
Fidelity VIP MidCap: SC2	5.93%
Legg Mason PVET AggrGrw: CI 1	2.55%
MIST/Third Avenue Small Cap Val: CI B	5.98%
Royce Small Cap	6.29%
Am Funds IS Glb Grw: CI 2	15.75%
Templeton VIPT Dev Mkts Sec: CI 2	16.76%
MIST/Nueberger Berman AMT Real Est: CI A	22.35%
Allliant Techsystems Inc.	13.93%

Generally, payouts from the Plan cannot be made until termination of employment, the participant becomes totally and permanently disabled, the participant has an unforeseeable financial emergency, or the date of a scheduled distribution as elected by the participant under rules specified in the Plan. A participant may request a distribution of amounts deferred before January 1, 2005, subject to the forfeiture of 10% of the amount withdrawn. Payouts may be in a lump sum payment, installment payments over five years, or installment payments over 15 years. Payouts may commence as soon as practicable following the occurrence of a distribution event; however, for amounts deferred after 2004, a payout cannot begin until six months after termination of employment for certain participants. Payouts are made in cash, except with respect to deferrals of equity performance awards after January 1, 2005, which are paid in shares of ATK common stock equal to the number of shares that were deferred.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Made Upon Voluntary or Involuntary Termination

If the employment of any of the named executive officers is voluntarily or involuntarily terminated (other than retirement, involuntary termination “for cause” or layoff, as described below), no additional payments or benefits will accrue or be paid to the individual, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the headings “Summary Compensation Table,” “Pension Benefits,” and “Nonqualified Deferred Compensation.” A voluntary or involuntary termination will not trigger an acceleration of the vesting of any stock options or other long-term incentive awards.

If one of the named executive officers had retired on March 31, 2007, a prorated amount of the executive officer’s performance award for the fiscal year 2007-2009 performance period would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Assuming threshold performance and using the closing market price of ATK common stock on March 31, 2007, the amounts of these performance award payments for those named executive officers that were retirement eligible on March 31, 2007 would be: Mr. Murphy, $586,133 and Mr. Dittemore, $87,920. Other outstanding performance awards would be forfeited.

If the named executive officer engages in certain specific activities before payment of the supplemental executive retirement plan benefit, the executive will forfeit the benefit provided under ATK’s supplemental executive retirement plan as described above in this proxy statement under the heading “Pension Benefits.”

Payments Made Upon Layoff

If the employment of any of the named executive officers, except for Mr. Murphy, is terminated by ATK for convenience or a reduction in force due to lack of business or reorganization, the officer would be eligible for 12 months base pay, an additional $15,000 to defray health care costs, and an estimated $10,000 of outplacement services. These payments are typically made in a lump-sum, although in certain circumstances the payments may be made in installments. In return, the officer is required to execute a general release of claims against ATK and agree to confidentiality, non-compete, non-solicitation, and non-disparagement provisions for the one-year severance period. If a breach of any of these post-employment restrictions occurs, ATK is entitled to stop payment on the severance benefit and recover payments already made.

Under Mr. Murphy’s employment agreement, in the event of a termination without cause during the term of employment, Mr. Murphy would be paid a payment equal to 12 months base salary and “target” incentive bonus.

In the event of a layoff of any of the named executive officers, vesting is not accelerated for stock options. Our standard restricted stock and performance award agreements provide for certain payments of the awards in the event of a layoff. Shares of restricted stock immediately vest. For the named executive officers who have outstanding restricted stock awards, the value of these awards, based on the closing market price of ATK common stock on March 31, 2007, would have been: Mr. Dittemore, $615,440; Mr. Larson $219,800; and Mr. Wilson, $175,840. For the named executive officers who have outstanding performance awards for the fiscal year 2007-2009 performance period, a prorated amount of the officer’s 2007-2009 performance award would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Assuming threshold performance and using the closing market price of ATK common stock on March 31, 2007, the amounts of these performance award payments for those named executive officers who have outstanding awards would be: Mr. Murphy, $586,133; Mr. Shroyer, $87,920; Mr. DeYoung, $87,920; Mr. Dittemore, $87,920; Mr. Ross, $87,920; and Mr. Larson $73,267. Other outstanding performance awards would be forfeited.

Payments Made Upon Disability

If the employment of any of the named executive officers who have received stock options or other long-term incentive awards is terminated due to disability, our standard award agreements provide for the:

•       acceleration of vesting of a prorated amount of any stock options, based on the period of employment during the vesting period,

•       acceleration of vesting of shares of unvested restricted stock, and

•       payment of a prorated amount of the executive officer’s performance award at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment.

The amounts of these payments are shown in the table below titled “Potential Payments Upon Disability, Death or Termination After a Change in Control.”

Payments Made Upon Death

If any of the named executive officers who have received stock options or other long-term incentive awards dies, the treatment of equity awards is similar to that outlined above for termination due to disability, except with respect to performance awards. Outstanding awards would be paid to the officer’s estate as soon as administratively possible at the threshold performance level. The payment would be prorated for the period of active service during the performance period.

The amounts of these payments are shown in the table below titled “Potential Payments Upon Disability, Death or Termination After a Change in Control.”

Potential Payments Upon Change in Control

The purpose of the Alliant Techsystems Inc. Income Security Plan is to provide income security protection to certain executives of ATK in the event of a “qualifying termination” following a change in control of ATK. Generally, a “qualifying termination” is an involuntary termination of employment without “cause” or a voluntary termination of employment for “good reason.” The amounts of the payments that would be made to the named executive officers if a “qualifying termination” occurred on March 31, 2007 are shown in the table below titled “Potential Payments Upon Disability, Death or Termination After a Change in Control.”

Participation in the Plan is limited to executive officers of ATK who are required to file reports of beneficial ownership of ATK securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Section 16 Reporting Officers”) and any employee selected by the Personnel and Compensation Committee of the Board of Directors as a covered employee. Within the Plan, participants are divided into two tiers with different levels of payments and benefits:

•       “Tier 1 Participants,” who are ATK’s Chairman and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Chief Operating Officer (not a position used currently) and Senior Vice President and General Counsel; and

•       “Tier 2 Participants,” who are all other Section 16 Reporting Officers and any employee selected by the Committee as a covered employee.

In the event of a “qualifying termination,” as defined in the Plan, each participant in the Plan will receive:

•       base salary through the date of termination to the extent not already paid;

•       a prorated portion of the annual bonus for the fiscal year in which the termination occurs, calculated based on (a) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (b) the greater of projected actual performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

•       immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

•       payment of outstanding performance vesting stock awards at the target level of performance;

•       a cash payment equal to the value of perquisites that ATK would have provided for a period of one year following termination; and

•       payment for legal fees and expenses incurred to obtain benefits if ATK does not pay benefits under the Plan.

Tier 1 Participants will also receive:

•       a cash payment equal to three times the participant’s annual base salary and current bonus opportunity, assuming the target level of performance had been achieved;

•       a cash payment equal to three times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•       a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK’s group health plan for a period of three years following termination;

•       an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK’s supplemental retirement plan during the three-year period following the date of the termination, assuming the current base salary and target bonus for the purpose of final average earnings calculation; and

•       a gross-up payment necessary to cover any excise taxes payable on benefits received.

Tier 2 Participants will also receive:

•       a cash payment equal to two times the participant’s annual base salary and current bonus opportunity, assuming the target level of performance had been achieved;

•       a cash payment equal to two times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•       a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK’s group health plan for a period of two years following termination;

•       an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK’s supplemental retirement plan during the two-year period following the date of termination, assuming the current base salary and target bonus for the purpose of final average earnings calculation; and

•       a gross-up payment necessary to cover any excise taxes payable on benefits received; provided, however, that if the aggregate present value of payments made for the participant’s benefit (whether paid or payable pursuant to the terms of the Plan or otherwise) does not exceed 110% of the greatest amount (the “Safe Harbor Amount”) that could be paid to the participant such that the receipt of payments under the Plan would not give rise to any excise tax, then the amounts payable to the participant under the Plan would be reduced so that the aggregate present value of payments made for the participant’s benefit would be reduced to the Safe Harbor Amount and no gross-up payment would be made.

The cash payments described above will be paid in a lump sum within 30 days after the end of the six-month period following the date of a participant’s “qualifying termination.” A participant is entitled to such benefits under the Plan in consideration of his or her execution of a separation agreement and general release of claims (the “Release”). ATK’s obligation to provide benefits to a participant will be conditioned on the participant’s continuing compliance with the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the Release and the covenants to provide services to ATK set forth in the Release. The obligations of the participants have a duration of three years for Tier 1 participants and two years for Tier 2 participants. If a breach of these post-employment restrictions occurs, ATK is entitled to injunctive relief and any other legal or equitable remedies.

Potential Payments Upon Disability, Death or Termination After a Change in Control

The following table shows potential payments to the named executive officers upon disability and death or termination following a change in control. The amounts shown assume that the termination was effective March 31, 2007, the last business day of the fiscal year, and are estimates of the amounts that would be paid to the executive officers upon termination in addition to the base salary and annual incentive earned during fiscal year 2007 and any applicable retirement amounts payable to the executive officers discussed above under the heading “Pension Benefits” in this proxy statement. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

Name	Type of Payment	Payments Upon Disability or Death		Payments Upon Involuntary or Good Reason Termination After a Change in Control
Daniel J. Murphy	Severance Payment	—		$4,324,320
	Equity
	Stock Options (1)	$770,611		$1,067,000
	Restricted Stock	—		—
	Performance Awards	$1,172,266	(3)	$6,989,640	(4)
	Cash Long-Term Incentive	—		$578,500	(5)
	Health and Welfare Benefits	—		$28,440	(6)
	Retirement (pension and 401(k) cash payment)	—		$5,790,983
	Perquisites	—		$45,000	(7)
	Gross-Up Payment	—		$9,019,456	(8)
	Total	$1,942,877		$27,843,339
John L. Shroyer	Severance Payment	—		$1,627,500
	Equity
	Stock Options (1)	$77,061		$106,700
	Restricted Stock	—		—
	Performance Awards	$175,840	(3)	$1,186,920	(4)
	Cash Long-Term Incentive	—		$133,500	(5)
	Health and Welfare Benefits	—		$30,312	(6)
	Retirement (pension and 401(k) cash payment)	—		$294,265
	Perquisites	—		$25,000	(7)
	Gross-Up Payment	—		$1,572,882	(8)
	Total	$252,901		$4,977,079
Mark W. DeYoung	Severance Payment	—		$1,085,000
	Equity
	Stock Options (1)	$231,183		$320,100
	Restricted Stock	—		—
	Performance Awards	$175,840	(3)	$1,055,040	(4)
	Cash Long-Term Incentive	—		$89,000	(5)
	Health and Welfare Benefits	—		$19,824	(6)
	Retirement (pension and 401(k) cash payment)	—		$190,529
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		—
	Total	$407,023		$2,781,493
Ronald D. Dittemore	Severance Payment	—		$1,085,000
	Equity
	Stock Options (1)	$231,183		$320,100
	Restricted Stock (2)	$615,440		$615,440
	Performance Awards	$175,840	(3)	$1,055,040	(4)
	Cash Long-Term Incentive	—		$89,000	(5)
	Health and Welfare Benefits	—		$16,776	(6)
	Retirement (pension and 401(k) cash payment)	—		$386,621
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		$1,396,820	(8)
	Total	$1,022,463		$4,986,797
Keith D. Ross	Severance Payment	—		$1,395,000
	Equity
	Stock Options (1)	$231,183		$320,100

	Restricted Stock	—		—
	Performance Awards	$153,860	(3)	$945,140	(4)
	Cash Long-Term Incentive	—		$96,400	(5)
	Health and Welfare Benefits	—		$29,736	(6)
	Retirement (pension and 401(k) cash payment)	—		$307,790
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		$1,296,939	(8)
	Total	$385,043		$4,413,105
Blake E. Larson	Severance Payment	—		$837,000
	Equity
	Stock Options (1)	$231,183		$320,100
	Restricted Stock (2)	$219,800		$219,800
	Performance Awards	$146,534	(3)	$835,240	(4)
	Cash Long-Term Incentive	—		$59,350	(5)
	Health and Welfare Benefits	—		$20,208	(6)
	Retirement (pension and 401(k) cash payment)	—		$218,250
	Perquisites	—		$22,000	(7)
	Gross-Up Payment	—		$799,327	(8)
	Total	$597,517		$3,331,275
Thomas R. Wilson	Severance Payment	—		—
	Equity
	Stock Options (1)	$231,183		$320,100
	Restricted Stock (2)	$175,840		$175,840
	Performance Awards	—		—
	Cash Long-Term Incentive	—		—
	Health and Welfare Benefits	—		—
	Retirement (pension and 401(k) cash payment)	—		—
	Perquisites	—		—
	Gross-Up Payment	—		—
	Total	$407,023		$495,940

(1)             Prorated for the period from January 31, 2005 through March 31, 2007.

(2)             Value determined by multiplying the number of shares that vest by $87.92, the closing market price of a share of ATK common stock on March 30, 2007, the last business day of the fiscal year.

(3)             Estimates for the performance award for the fiscal year 2007-2009 performance period and fiscal year 2008-2010 performance period assume payout at threshold performance level, consistent with the terms of the performance award agreement. Estimates for the performance award for the fiscal year 2007-2012 performance period assume the performance goal is met at the end of the performance period and are prorated for the period from April 1, 2006 through March 31, 2007. Value determined by multiplying the number of shares payable by $87.92, the closing market price of a share of ATK common stock on March 30, 2007, the last business day of the fiscal year.

(4)             Estimates for the performance award for the fiscal year 2007-2009 performance period and fiscal year 2008-2010 performance period assume payout at threshold performance level, consistent with the terms of the performance award agreement. Estimates for the performance award for the fiscal year 2007-2012 performance period assume the performance goal is met at the end of the performance period and are prorated for the period from April 1, 2006 through March 31, 2007. Value determined by multiplying the number of shares payable by $87.92, the closing market price of a share of ATK common stock on March 30, 2007, the last business day of the fiscal year.

(5)             Estimates for the cash long-term incentive award for the fiscal year 2008-2010 performance period assume payout at threshold performance level, consistent with the terms of the cash award agreement.

(6)             For purposes of quantifying health and welfare benefits, ATK’s annual premium cost was multiplied by three for each of Messrs. Murphy, Shroyer and Ross and multiplied by two for each of Messrs. DeYoung, Dittemore and Larson.

(7)             Perquisites consist of financial planning and car allowance.

(8)             In the case of a change in control, the standard calculations as specified under the Internal Revenue Code Section 280(g) regulations were applied to the various benefits the executive officers would receive in order to determine if any Section 280(g) excise taxes would be triggered and, if so, what amount of Section 280(g) gross-up payments would be required under the terms of ATK’s Income Security Plan.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. In addition, the Board of Directors has determined that each of Douglas L. Maine and William G. Van Dyke is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2007. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended or supplemented.

The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2007, filed with the Securities and Exchange Commission.

Audit Committee

Douglas L. Maine, Chair
Gilbert F. Decker
Roman Martinez IV
William G. Van Dyke

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP acts as ATK’s independent registered public accounting firm and also provides certain other services. The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for each of the last two fiscal years. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee.

	Fiscal Year Ended 3/31/2007	Fiscal Year Ended 3/31/2006
Audit Fees	$2,112,324	$1,970,006
Audit-Related Fees	165,074	186,125
Tax Fees	229,658	106,421
All Other Fees	0	0
Total Fees	$2,507,056	$2,262,552

The Audit Fees billed or to be billed for the fiscal years ended March 31, 2007 and 2006 were for professional services rendered for audits of the annual consolidated financial statements and internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the quarterly financial statements, review of registration statements, and issuance of comfort letters.

The Audit-Related Fees billed in each of the fiscal years ended March 31, 2007 and 2006 were primarily for services relating to employee benefit plan audits and acquisition-related services.

The Tax Fees billed in each of the fiscal years ended March 31, 2007 and 2006 were primarily for services related to tax compliance. There were no tax fees paid for tax planning in fiscal 2006 or 2007.

Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm (independent auditors) for the fiscal year, including the financial plan for the audit fees and services. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Committee in its pre-approval policy. In accordance with the pre-approval policy, ATK’s Chief Financial Officer reports to the Audit Committee at each regular meeting of the Committee the specific services provided by the independent auditor and the dollar amounts of fees paid for such services since the last Committee meeting. Any other service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair of the Committee the authority to grant pre-approvals. Any pre-approval by the Chair of the Audit Committee is presented to the full Committee at its next scheduled meeting.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as ATK’S independent registered public accounting firm to audit ATK’s financial statements for the fiscal year ending March 31, 2008. Stockholders are asked to ratify this appointment. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as ATK’s independent registered public accounting firm.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO
THE ALLIANT TECHSYSTEMS INC. 2005 STOCK INCENTIVE PLAN

Proposed Amendments

We are asking our stockholders to approve an amendment and restatement of the Alliant Techsystems Inc. 2005 Stock Incentive Plan (the “Plan”). The Plan provides for the grant of stock-based awards to employees, officers and non-employee directors of the Company as determined by the Personnel and Compensation Committee (the “Committee”) of the Board of Directors. The Plan was approved by our stockholders at the annual meeting of stockholders in August 2005. In May 2007, the Board of Directors approved an amendment and restatement of the Plan, subject to stockholder approval. The overall objective of the amendments is to allow for the reallocation of shares authorized for grants of stock options to additional shares authorized for grants of performance awards. The amendments significantly reduce the total number of shares authorized under the Plan. Specifically, the proposed amendments provide for:

•       a reduction in the total number of shares authorized for awards under the Plan from 3,000,000 to 1,532,360,

•       an increase in the number of shares authorized for performance awards, restricted stock awards, restricted stock units, dividend equivalents and stock awards from 1,000,000 to 1,500,000,

•       a reduction in the number of shares that may be allocated for grants of performance awards and stock options in any one calendar year for purposes of Section 162(m) of the Internal Revenue Code,

•       an expanded list of performance goals that the Committee may select from in establishing incentives for performance awards,

•       significant limitations on the transferability of awards, and

•       related technical and conforming changes to the Plan.

The proposed amendments do not change the compensation and governance best practices already included in the Plan, such as providing for limitations on certain types of awards, no stock option repricings, no discounted stock options, no reload stock options, no loans, and a prohibition on share replenishment under the Plan.

Purposes of the Amendments

The Plan is the sole active plan for providing equity compensation to eligible employees and non-employee directors of ATK. In 2005, when ATK’s stockholders approved the Plan, stock options were the key component of the Company’s long-term incentive compensation program. As discussed in the “Compensation Discussion and Analysis” in this proxy statement, the Company redesigned its long-term incentive compensation program in 2006 to shift away from stock options to performance shares because performance shares are more economically favorable to the Company and they create incentives directly tied to specific objective Company goals to be achieved during a specific time period. The Plan currently limits the number of shares that may be allocated to performance awards, restricted stock awards, restricted stock units and stock awards to 1,000,000 shares. As of May 31, 2007, ATK has only 129,373 shares remaining available that may be granted for future performance awards. While nearly 2,000,000 shares remain available under the Plan for grants of stock options, the Committee and management believe that performance awards are critical to our ongoing effort to build stockholder value.

The proposed amendments also expand the list of performance goals that the Committee may select from in establishing incentives for performance awards in order to provide for flexibility in designing long-term incentive compensation programs to further the Company’s business objectives. The expanded list is the same list contained in the Company’s Executive Officer Incentive Plan, a cash incentive plan, approved by our stockholders in 2006. The amendments also reduce the limits on the number of shares that may be allocated for grants of performance awards and stock options in any one calendar year. Stockholder approval of both the expanded list of performance goals and the limits on awards is necessary to qualify performance awards and stock options for tax deductibility by the Company under Section 162(m) of the Internal Revenue Code. The list of performance goals and award limits are set forth below and are included in the amended and restated Plan attached as Appendix A to this proxy statement.

ATK’s Commitment to Reduce Stock Usage

In order to address the concerns of stockholders and their advisors regarding the cost to stockholders of “full-value” shares, such as performance shares and restricted stock, the amended Plan reduces the total number of shares authorized under the Plan from 3,000,000 to 1,532,360 to provide for an increase of 500,000 shares authorized for performance shares, restricted stock and certain other types of awards.

Current Authorization

As of May 31, 2007, shares subject to outstanding awards and shares available for future awards under the Plan were as follows:

	Stock Options	Full-Value Shares	Total
Reserved for outstanding awards	34,850	612,626	647,476
Exercised or paid out	0	258,001	258,001
Current shares available	1,965,150	129,373	2,094,523
Total	2,000,000	1,000,000	3,000,000

Proposed New Authorization

If the amended and restated Plan is approved by stockholders, shares available for future awards under the Plan will be as follows, based on awards previously granted as of May 31, 2007:

	Stock Options(1)	Full-Value Shares	Total
Reserved for outstanding awards	34,850	612,626	647,476
Exercised or paid out	0	258,001	258,001
Proposed shares available	—	626,883	626,883
Total	34,850	1,497,510	1,532,360

(1)          As of May 31, 2007, an aggregate of 1,327,207 shares were reserved for issuance in connection with outstanding stock options. The outstanding stock options had a weighted-average exercise price of $57.86 and a weighted-average remaining contractual life of 4.5 years.

The Committee and management believe that this amount of shares will suffice for the next two years by managing the long-term incentive compensation program, including the use of cash payments, and reducing the Company’s stock usage under the Plan. We expect to seek stockholder approval and authorization of additional shares in 2009, which will give stockholders the opportunity to continue to evaluate and vote on our equity compensation program.

Reduction of Three-Year Average Annual Burn Rate to 2.5% or Less

Beginning with the current fiscal year, ATK’s prospective three-year average annual stock usage rate (referred to as the “burn rate”) with respect to equity compensation awards will not exceed 2.5% of ATK’s shares of common stock outstanding, determined as of the end of the applicable fiscal year. The “burn rate” is the number of shares of common stock covered by awards granted by ATK during the fiscal year divided by the shares of common stock outstanding as set forth in ATK’s balance sheet at fiscal year end. The calculation of the burn rate will include grants of performance shares, stock options, restricted stock or stock units, and other awards settled in stock. The burn rate is not reduced for equity awards that have been cancelled or forfeited. For purpose of the calculation, if our annual stock price volatility is less than 25%, four option shares will count for one “full-value” share. ATK’s three-year average burn rate as of March 31, 2007, the most recently completed fiscal year, was 6.61%. Factors that impacted the high burn rate were additional equity incentive awards granted in fiscal year 2006 and ATK’s repurchase of a significant number of shares of common stock during the last two fiscal years (the share repurchases reduced the denominator in the calculation of the burn rate).

Summary of the Amended and Restated Plan

The material terms of the amended and restated Plan are summarized below, and the full text of the amended and restated Plan is attached as Appendix A to this proxy statement. The amended and restated Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation for certain awards under the Plan. The amended and restated Plan would become effective upon stockholder approval of the Plan at the Annual Meeting. If the amended and restated Plan is not approved by stockholders, the existing Plan would remain in effect, but ATK would not be able to grant performance shares in the future as a key component of its long-term incentive compensation program.

Purpose of the Plan

Our Board of Directors believes that ATK’s success depends in large measure on our ability to recruit and retain highly qualified employees, officers and non-employee directors who are capable of assuring the future success of the Company. We expect that awards of stock-based compensation and opportunities for stock ownership in ATK provide incentives to our employees, officers and non-employee directors to exert their best efforts for the success of our business and thereby align their interests with those of our stockholders.

Shares Available for Awards

If the amended and restated Plan is approved by stockholders, the aggregate number of shares of ATK common stock that may be issued under all stock-based awards granted under the Plan would be 1,532,360. Certain awards would be subject to limitations as follows:

•       No more than 1,500,000 shares would be available for performance awards, restricted stock awards, restricted stock units, dividend equivalents and stock awards, and only 50,000 of these shares may be used for stock awards.

•       No person may be granted performance awards in excess of 150,000 shares in the aggregate in any calendar year.

•       No person may be granted stock options, stock appreciation rights or any other award, the value of which is based solely on an increase in the value of ATK common stock after the date of grant of the award, of more than 100,000 shares in the aggregate in any calendar year.

•       Non-employee directors as a group may not be granted awards in the aggregate for more than 5% of the shares available under the Plan.

•       The maximum number of shares available for granting incentive stock options is 100,000 shares.

In the event of an equity restructuring of the Company that causes the per-share fair value of the Company’s stock to change (e.g., a stock dividend, stock split, spinoff, etc.), the Committee will make equitable adjustments to the share limits described above, the number and type of shares subject to outstanding awards, and the purchase or exercise price of outstanding awards. In the case of any other corporate transaction or event, the Committee may make adjustments in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan.

Shares that are subject to awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan. The Company may not add back shares to the number of shares authorized under the Plan if the Company reacquires shares as a result of the tender or withholding of shares in payment of the purchase or exercise price or the tax withholding amount relating to an award. In addition, if stock appreciation rights are settled in shares upon exercise, the total number of shares subject to the award rather than the number of shares actually issued upon exercise will be counted against the number of shares authorized under the Plan.

Eligibility

Employees, officers and non-employee directors of ATK or its affiliates are eligible to receive awards under the Plan. As of May 31, 2007, approximately 16,000 employees and officers are eligible as a class to be selected by the Committee to receive awards under the Plan. However, the Committee has not made and does not intend to make awards under the Plan to a broad base of employees. As of May 31, 2007, the Company has 10 non-employee directors.

Administration

The Personnel and Compensation Committee of the Board of Directors administers the Plan. The Committee selects the persons who shall receive awards, determines the number of shares subject to the award, and establishes the terms and conditions of the awards, consistent with the terms of the Plan. Subject to the provisions of the Plan, the Committee may specify the circumstances under which the exercisability or vesting of awards may be accelerated or whether awards or amounts payable under awards may be deferred. The Committee may waive or amend the terms of an award, but the Committee may not reprice a stock option or stock appreciation right. The Committee has the authority to interpret the Plan and establish rules for the administration of the Plan.

The Committee may delegate its powers and duties under the Plan to one or more directors, including a director who is also an officer of ATK, except that the Committee may not delegate its power to grant awards to executive officers or directors who are subject to Section 16 of the Securities Exchange Act of 1934 or in a way that would violate Section 162(m) of the Internal Revenue Code. The Board of Directors also may exercise the powers of the Committee at any time, so long as its actions would comply with Section 162(m) of the Internal Revenue Code.

Types and Terms of Awards

The Plan permits the granting of:

•       stock options (including both incentive and non-qualified stock options),

•       stock appreciation rights (“SARs”),

•       restricted stock and restricted stock units,

•       dividend equivalents,

•       performance awards (which may be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code),

•       stock awards (which are awards of stock without any restrictions attached to them and may only be granted to pay annual bonuses in lieu of cash bonuses), and

•       other stock-based awards.

The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of ATK common stock on the date of grant, unless the award is granted in substitution for an award previously granted by an entity that is acquired by or merged with ATK or a subsidiary of ATK. Unless otherwise determined by the Committee, the fair market value of shares on a given date will be the closing sale price of ATK common stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on that date.

The term of awards will be no more than 10 years.

Awards may be granted to participants for no cash consideration or for cash or other consideration required by the Committee or applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of ATK common stock, cash, other securities or property, or any combination thereof, as the Committee determines.

The Plan provides that an award will be evidenced by a written agreement or other document containing the terms and conditions of the award.

Stock Options.   The holder of an option is entitled to purchase a number of shares of ATK common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights.   The holder of an SAR will be entitled to receive the excess of the fair market value of one share of ATK common stock on the date of exercise over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units.   The holder of restricted stock owns shares of ATK common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a time period specified by the Committee. The holder of restricted stock units has the right, subject to any restrictions imposed by the Committee, to receive shares of ATK common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. The minimum vesting period for these awards is one year from the date of grant, but the Committee may permit accelerated vesting in the case of a participant’s death, disability or retirement or a change in control of ATK. If the participant’s employment or service as a director terminates during the restriction period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in the Company’s best interest to waive in whole or in part any or all of the remaining restrictions.

Dividend Equivalents.   The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of ATK common stock, other securities or other property) equivalent to the amount of any cash dividends paid by ATK to stockholders with respect to a number of shares determined by the Committee. Dividend equivalents would be subject to other terms and conditions determined by the Committee. ATK currently does not pay cash dividends.

Performance Awards and Performance Goals.   The Committee may grant awards payable in shares of ATK common stock or cash conditioned on the achievement of performance goals established by the Committee. These performance awards are intended to be deductible by ATK under Section 162(m) of the Internal Revenue Code. Accordingly, in the case of the chief executive officer and the other four most highly compensation executive officers, the performance awards are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code so that they are considered “performance-based compensation.”  In order to qualify as “performance-based compensation” under Section 162(m), the performance awards for these executive officers will be conditioned solely on the achievement of one or more objective performance goals established by the Committee.

In the case of executive officers, the Committee determines the length of the performance period, establishes the performance goals for the performance period, and determines the amounts of the performance awards and any other terms and conditions of the awards no later than 90 days after the beginning of each performance period. Performance goals will be based on one or more of the following criteria: sales or revenues (including, without limitation, sales or revenue growth); gross profit; income before interest and taxes; income before interest, taxes, depreciation and amortization; net income; net income from operations; earnings per share; return measures (including, without limitation, return on assets, capital, invested capital, equity, sales or revenues); productivity ratios; expense or cost reduction measures; margins; operating efficiency; market share; customer satisfaction; working capital targets; budget comparisons; implementation or completion of specified projects or processes; the formation of joint ventures, establishment of research or development collaborations or the completion of other transactions; cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity); share price (including, without limitation, growth in share price and total stockholder return); profitability of an identifiable business unit or product; economic profit or economic value added; or cash value added. In addition, in establishing the goals, the Committee may specify that the achievement of the performance goals will be calculated without regard to the negative or positive effect of certain events, including, without limitation, any of the following: charges for extraordinary items and other unusual or non-recurring items of loss or gain; asset impairments; litigation or claim judgments or settlements; changes in the Internal Revenue Code or tax rates; changes in accounting principles; changes in other laws or regulations affecting reported results; charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; and gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt.

The performance goals may relate to ATK, one or more of its subsidiaries or one or more of its divisions or units, or any combination of these, and may be applied on absolute basis or be relative to one or more peer group companies or indices, or any combination of these, as determined by the Committee. The Committee is required to certify that the applicable performance goals have been met for the executive officers prior to payment of any performance awards to them.

Stock Awards.   The Committee may grant unrestricted shares of ATK common stock to officers or employees, but only for the purpose of paying annual incentive compensation earned that otherwise would have been paid in cash by ATK. The stock awards will be subject to any terms and conditions determined by the Committee.

Other Stock-Based Awards.   The Committee is authorized to grant other types of awards that are denominated or payable in or otherwise related to ATK common stock, subject to terms and conditions determined by the Committee.

Tax Withholding

The Committee, in its discretion and upon terms and conditions it may adopt, may require the Company to withhold shares of ATK common stock, or permit participants receiving or exercising awards to surrender shares of ATK common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant), to satisfy the minimum statutory withholding taxes that are required to be withheld or collected by the Company upon the grant, exercise, vesting or payment of an award.

Transferability of Awards

Awards may be transferred only by will or by the laws of descent and distribution or by transfer back to the Company, including a transfer of an award (other than stock options) in connection with a deferral election under a Company deferred compensation plan. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted or, if permissible under applicable law, the participant’s guardian or legal representative.

Term, Termination and Amendment

The Plan terminates at midnight on August 1, 2015, unless terminated before then by the Board of Directors. The Board of Directors may amend or terminate the Plan at any time, except that prior stockholder approval will be required for any amendment to the Plan that:

•       requires stockholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to ATK;

•       increases the number of shares authorized under the Plan (except in the case of a stock split or other recapitalization);

•       increases the number of shares subject to the award limitations described above under “Shares Available for Awards” (except in the case of a stock split or other recapitalization);

•       permits repricing of outstanding stock options or SARs (except in the case of a stock split or other recapitalization);

•       permits the award of stock options or SARs with an exercise price less than 100% of the fair market value of a share of ATK common stock contrary to the provisions of the Plan; or

•       would cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the Plan.

Subject to the provisions of the Plan, the Committee may not amend any outstanding award without the participant’s consent if the action would adversely affect the participant’s rights.

Federal Income Tax Consequences

Grant of Options and SARs.   The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.   Upon exercise of a non-qualified stock option, the option holder must recognize ordinary income equal to the excess of the fair market value of the shares of ATK common stock acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of ATK common stock received are taxable to the recipient as ordinary income and generally deductible by the Company.

Disposition of Shares Acquired Upon Exercise of Options and SARs.   The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.   As to other awards granted under the Plan that are payable either in cash or shares of ATK common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of the (i) fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company generally will be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of ATK common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award pursuant to the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.   Subject to the usual rules concerning reasonable compensation, including the Company’s obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plan.

Special Rules.   Special rules may apply to individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made by the holder of the award pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of the Company’s income tax deduction will be determined as of the end of that period.

Plan Benefits

The table below shows the aggregate number of shares allocated or awarded under the Plan during the fiscal year ended March 31, 2007 to each executive officer named in the Summary Compensation Table in this proxy statement and each group specified below. Amounts shown for performance awards reflect the maximum number of shares reserved for payment of performance awards, but the actual number of shares that ultimately may be received by officers and employees depends on the achievement by ATK of specified performance goals and other terms established by the Committee. Additional information regarding grants of equity awards is contained in the “Grants of Plan-Based Awards” table and the footnotes to the “Director Compensation” table in this proxy statement.  The amounts and types of awards that will be granted in the future under the Plan are not determinable because the Committee in its discretion will make such determinations.

	Number of Shares Subject to Awards
Name or Group	Performance Awards	Restricted Stock or Deferred Stock Units	Stock Options
Daniel J. Murphy	48,750	0	0
John L. Shroyer	11,250	0	0
Mark W. DeYoung	7,500	0	0
Ronald D. Dittemore	7,500	0	0
Keith D. Ross	8,125	0	0
Blake E. Larson	5,000	0	0
Thomas R. Wilson	0	0	0
All Current Executive Officers as a Group	124,875	10,000	12,000
Non-Employee Directors as a Group	0	9,349	0
All Employees Who Are Not Executive Officers, as a Group	120,978	18,865	6,050

The closing price of a share of ATK common stock on the New York Stock Exchange as reported in the consolidated reporting system on May 31, 2007 was $101.00.

Equity Compensation Plan Information

The following table gives information about ATK common stock that may be issued upon the exercise of options, warrants and rights under each of ATK’s existing equity compensation plans as of March 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
1990 Equity Incentive Plan	1,194,416	$60.01	398,668	(1)
Non-Employee Director Restricted Stock Plan	N/A	N/A	15,506	(2)
2005 Stock Incentive Plan	35,350	76.16	2,954,092	(3)
Equity compensation plans not approved by security holders:
2000 Stock Incentive Plan	284,521	40.97	—
Total	1,514,287	$56.81	3,368,266

(1)          Includes 381,409 shares reserved for issuance in connection with outstanding performance share awards, of which 294,126 shares were issued in May 2007 as the specified performance criteria was satisfied as of March 31, 2007. The remaining 87,283 shares were deferred and are therefore reserved for payment of deferred stock units. Also includes 17,259 shares reserved for payment of deferred stock units. No additional awards may be granted under this plan.

(2)          Shares reserved for payment of deferred stock units in accordance with the terms of the plan. No additional awards may be granted under this plan.

(3)          Includes 256,401 shares reserved for issuance in connection with outstanding performance awards, of which 211,934 shares were issued in May 2007 as the specified performance criteria was satisfied as of March 31, 2007. The remaining 44,467 shares were deferred and are therefore reserved for payment of deferred stock units. Also includes 569,701 shares reserved for issuance under outstanding performance share awards, which shares will be issued only if specified performance goals are achieved. Under the plan, no more than 1,000,000 shares may be issued pursuant to awards of restricted stock, restricted stock units, performance awards, and stock awards, and of that number only 100,000 shares may be issued as stock awards. No more than 150,000 shares in the aggregate may be granted pursuant to awards to non-employee directors of ATK.

The 2000 Stock Incentive Plan (the “2000 Plan”) is administered by the Personnel and Compensation Committee of ATK’s Board of Directors. ATK stopped granting options and all other awards under the 2000 Plan in January 2004 and is only continuing the plan for the exercise, payment or forfeiture of awards granted in or before January 2004. Under the 2000 Plan, all employees (other than officers and directors), consultants, and independent contractors providing services to ATK or its affiliates were eligible to receive awards. The Committee designated the participants who received awards, determined the types and amounts of awards granted, and determined the terms and conditions of awards granted, subject to the provisions of the 2000 Plan. The 2000 Plan provided for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Options granted under the 2000 Plan have an exercise price equal to the fair market value of ATK common stock on the date of grant. Options granted under the 2000 Plan prior to January 2004 vested in three equal annual installments and have a term of 10 years. Options granted in January 2004 vested after three years and have a term of seven years. Options may vest immediately in the event of a change in control of ATK or in the event of a participant’s death, disability or retirement. If an option holder’s employment terminates, the option remains exercisable for a fixed period of time, as determined by the Committee, up to the remainder of the option’s term. Payment of the exercise price of an option may be made in cash or in shares of ATK common stock previously acquired by the option holder.

Recommendation

Our Board of Directors recommends a vote FOR the approval of the amended and restated Alliant Techsystems Inc. 2005 Stock Incentive Plan.  Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 4

STOCKHOLDER PROPOSAL

Nine stockholders, who are the beneficial owners of a total of 1,190 shares of ATK common stock, have each submitted the following proposal as joint proponents for consideration by the stockholders at the Annual Meeting. The names and addresses of the proponents and the number of shares of common stock claimed to be owned by each of them are set forth in Appendix B to this proxy statement.

TEXT OF PROPOSAL

REPORT ON DEPLETED URANIUM WEAPONS AND COMPONENTS

Whereas:

•       Depleted uranium (DU) is a waste product of the uranium enrichment process.

•       The extreme density of DU munitions makes them particularly effective in penetrating tank armor or reinforced bunkers.

•       Alliant Techsystems (ATK) manufactures DU munitions, notably 120 mm rounds for use against tanks and light armor vehicles (M829A3 and M829A1).

•       The depleted uranium used in such weapons is pyrophoric, i.e., when a DU shell hits its target, it burns and loses a significant portion of its mass, dispersing a fine dust that can be carried long distances by winds or absorbed into the soil and groundwater.

•       The production, transport and storage of DU and its applications in weapons manufacturing may have adverse affects on the health and safety of workers, community residents, and military personnel. It may also have similar impacts on civilian populations where such weapons have been used, e.g. Iraq.

•       In its 2001 Base Closings Report, the Department of Defense conceded that DU weapons and components tested at military bases in 36 U.S. states had caused some contamination.

•       There is growing concern about the DU-related health and safety hazards. A report of the International Atomic Energy Agency, for example, has noted that, “In sufficient amounts, if DU is ingested or inhaled it can be harmful because of its chemical toxicity. High concentration could cause kidney damage.”

•       The United Nations has adopted resolutions that have included DU weapons among “weapons of mass and indiscriminate destruction” that are “incompatible with international humanitarian or human rights law.”

Resolved—The shareholders request that the Board of Directors make available to all shareholders within six months of the next Annual Meeting a written report on the involvement of Alliant Techsystems in the development and production of depleted uranium weapons, excluding confidential and proprietary information.

Statement of Support

We believe that corporations have a duty to minimize or eliminate operations that may adversely affect the environment or public health. We also believe that companies engaged in the development and production of depleted uranium weapons, components or associated delivery systems have an ethical responsibility to explain to shareholders and other stakeholders company policies and decision-making processes involved in that production, especially as other nations are replacing DU with tungsten or other comparably effective but less toxic materials.

We suggest the report be posted on our Company’s website and that the report could include:

•       A brief history of ATK’s involvement in the production of DU weapons components.

•       Human, workplace and environmental safety precautions, e.g. safeguards in place for transportation and storage of DU, its impact on land and water, waste disposal and monitoring, etc., and at domestic or international facilities involved in the production, storage or transport of DU weapons, components or waste products.

•       Financial arrangements, e.g., agreements with state and local governments regarding storage.

•       Policies and procedures for cooperating fully with persons, organizations and government agencies planning and carrying out health/safety assessment studies.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

ATK’s Annual Report on Form 10-K and its periodic Reports on Form 10-Q provide extensive information concerning ATK’s military and defense-related products and services. ATK, in its national security support role for the U.S. Government, has a limited number of assembly, testing and servicing activities that include products containing components of depleted uranium.

ATK, in fulfilling its contracts with the U.S. Government, handles these materials in compliance with strict regulations, licenses, permits and safe work practices, with particular regard for worker exposure, environmental impact, security and transportation safety. ATK intends to continue to perform work in support of the national security interests of the United States while assuring that ATK follows appropriate measures to protect the environment and the safety of its workers and the communities in which it operates.

The Board of Directors does not believe that a special report to stockholders regarding ATK’s involvement in the development and production of weapons containing depleted uranium would be beneficial.

Our Board of Directors recommends a vote AGAINST the above stockholder proposal.

FUTURE STOCKHOLDER PROPOSALS

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

If you would like to submit a proposal for us to include in the proxy statement for our 2008 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by February 21, 2008. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Stockholder Director Nominations

If you would like to recommend a person for consideration as a nominee for election as a director at our 2008 annual meeting, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than March 22, 2008, and no later than April 21, 2008. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading “Corporate Governance—Meetings of the Board and Board Committees—Nominating and Governance Committee.”

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

If you would like to present a proposal at our 2008 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than March 22, 2008, and no later than April 21, 2008. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2008 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

General Information

If the presiding officer at the 2008 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board of Directors,

Keith D. Ross
Secretary

June 20, 2007

APPENDIX A

ALLIANT TECHSYSTEMS INC.
2005 STOCK INCENTIVE PLAN

(As Amended and Restated Effective July 31, 2007)

Section 1.   Purpose of the Plan; Effect on Prior Plans.

(a)   Purpose of the Plan.   The purpose of the Plan is to aid the Company in recruiting and retaining employees, officers and non-employee Directors capable of assuring the future success of the Company through the grant of Awards to such persons under the Plan. The Company expects that Awards of stock-based compensation and opportunities for stock ownership in the Company will provide incentives to Plan participants to exert their best efforts for the success of the Company’s business and thereby align the interests of Plan participants with those of the Company’s stockholders.

(b)   Effect on Prior Plans.   From and after the date of stockholder approval of the Plan, no awards shall be granted under the Company’s Amended and Restated 1990 Equity Incentive Plan, as amended, but all outstanding awards previously granted under that plan shall remain outstanding in accordance with their terms. From and after the date of stockholder approval of the Plan, the remaining shares authorized under the Company’s Management Compensation Plan shall not be awarded or issued. The Company’s Amended and Restated Non-Employee Director Restricted Stock Plan shall remain in effect, but no restricted stock awards may be made under that plan after August 6, 2006.

Section 2.   Definitions.

The following capitalized terms used in the Plan have the meanings set forth in this Section:

(a)   “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)   “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(c)   “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)   “Board” means the Board of Directors of the Company.

(e)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)    “Committee” means the Personnel and Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)   “Company” means Alliant Techsystems Inc., a Delaware corporation.

(h)   “Director” means a member of the Board.

(i)    “Dividend Equivalent” means any right granted under Section 6(d) of the Plan.

(j)    “Eligible Person” means any employee, officer or non-employee Director of the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)    “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

(m)  “Incentive Stock Option” means an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(n)   “Non-Qualified Stock Option” means an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o)   “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(p)   “Other Stock-Based Award” means any right granted under Section 6(g) of the Plan.

(q)   “Participant” means an Eligible Person who is designated by the Committee to be granted an Award under the Plan.

(r)    “Performance Award” means any right granted under Section 6(e) of the Plan.

(s)    “Performance Goal” means an objective and measurable performance goal or goals providing for a targeted level or levels of achievement using one or more of the following measures: (i) sales or revenues (including, without limitation, sales or revenue growth); (ii) gross profit; (iii) income before interest and taxes; (iv) income before interest, taxes, depreciation and amortization; (v) net income; (vi) net income from operations; (vii) earnings per Share; (viii) return measures (including, without limitation, return on assets, capital, invested capital, equity, sales or revenues); (ix) productivity ratios; (x) expense or cost reduction measures; (xi) margins; (xii) operating efficiency; (xiii) market share; (xiv) orders; (xv) customer satisfaction; (xvi) working capital targets; (xvii) budget comparisons; (xviii) implementation or completion of specified projects or processes; (xix) the formation of joint ventures, establishment of research or development collaborations or the completion of other transactions; (xx) cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity); (xxi) Share price (including, without limitation, growth in Share price and total stockholder return); (xxii) profitability of an identifiable business unit or product; (xxiii) economic profit or economic value added; or (xxiv) cash value added. The foregoing measures may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. On or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may specify that the achievement of the Performance Goals will be calculated without regard to the negative or positive effect of certain events, including, without limitation, any of the following events: charges for extraordinary items and other unusual or non-recurring items of loss or gain; asset impairments; litigation or claim judgments or settlements; changes in the Code or tax rates; changes in accounting principles; changes in other laws or regulations affecting reported results; charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; and gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt.

(t)    “Person” means any individual, corporation, partnership, association or trust.

(u)   “Plan” means this Alliant Techsystems Inc. 2005 Stock Incentive Plan, as amended from time to time.

(v)   “Restricted Stock” means any Share granted under Section 6(c) of the Plan.

(w)  “Restricted Stock Unit” means any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x)   “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(y)   “Section 162(m)” means Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(z)   “Shares” means shares of common stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.

(bb) “Stock Award” means any Share granted under Section 6(f) of the Plan.

Section 3.   Administration.

(a)   Power and Authority of the Committee.   The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable to a Participant with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)   Delegation.   The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c)   Power and Authority of the Board of Directors.   Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.   Shares Available for Awards.

(a)   Shares Available.   Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,532,360. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan. Shares that are tendered by a Participant or withheld by the Company as full or partial payment to the Company of the purchase or exercise price relating to an Award or to satisfy tax withholding obligations relating to an Award shall not be available for future grants under the Plan. In addition, if Stock Appreciation rights are settled in Shares upon exercise, the aggregate number of Shares subject to the Award rather than the number of Shares actually issued upon exercise shall be counted against the number of Shares authorized under the Plan.

(b)   Accounting for Awards.   For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)   Adjustments.   In the event that an equity restructuring, as defined as a nonreciprocal transaction between the Company and its stockholders that causes the per-share fair value of the Shares underlying an Option or similar Award to change (e.g., stock dividend, stock split, spinoff, etc.), has occurred, the Committee shall make an equitable adjustment to (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

In the event that the Committee shall determine that an event other than an equity restructuring, as defined above, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

(d)   Award Limitations Under the Plan.

(i)    Section 162(m) Limitation for Certain Types of Awards.   No Participant may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 100,000 Shares (subject to adjustment as provided in

Section 4(c) of the Plan) in the aggregate in any calendar year. The foregoing annual limitation specifically applies to any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii)   Section 162(m) Limitation for Performance Awards.   No Participant may be granted Performance Awards in excess of 150,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

(iii)  Plan Limitation on Restricted Stock, Restricted Stock Units, Dividend Equivalents, Performance Awards and Stock Awards.   No more than 1,500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) shall be available under the Plan for issuance pursuant to grants of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Performance Awards and Stock Awards; provided, however, that Shares subject to such Awards that terminate, lapse or are cancelled or forfeited shall again be available for grants of Restricted Stock, Restricted Stock Units, Dividend Equivalents, Performance Awards and Stock Awards for purposes of this limitation on grants of such Awards. Of the 1,500,000 Shares authorized under this Section 4(d)(iii), only 50,000 Shares may be used for Stock Awards in accordance with Section 6(f) of the Plan.

(iv)  Limitation on Awards Granted to Non-Employee Directors.   Directors who are not also employees of the Company or an Affiliate may not be granted Awards in the aggregate for more than 5% of the Shares available for Awards under the Plan, subject to adjustment as provided in Section 4(c) of the Plan.

(v)    Limitation on Incentive Stock Options.   The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 100,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

Section 5.   Eligibility.

Any Eligible Person may be designated to be a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services provided by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.   Awards.

(a)   Options.   The Committee may grant Options with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Exercise Price.   The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)   Option Term.   The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii)  Time and Method of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)   Stock Appreciation Rights.   The Committee may grant Stock Appreciation Rights subject to the terms of the Plan and such additional terms and conditions not inconsistent with the provision of the Plan as the Committee shall determine. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(c)   Restricted Stock and Restricted Stock Units.   The Committee may grant Awards of Restricted Stock and Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Restrictions.   Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The minimum vesting period of such Awards shall be one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

(ii)   Issuance and Delivery of Shares.   Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)  Forfeiture.   Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)   Dividend Equivalents.   The Committee may grant Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of any cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(e)   Performance Awards.   The Committee may grant Performance Awards denominated in Shares that may be settled or payable in Shares (including, without limitation, Restricted Stock or Restricted Stock Units) or cash. Performance Awards granted to Participants who may be “covered employees” under Section 162(m) of the Code are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(f)    Stock Awards.   The Committee may grant Shares without restrictions thereon, but only for the purpose of paying annual incentive compensation earned by an Eligible Person that otherwise would have been paid in cash by the Company. Subject to the terms of the Plan, Stock Awards may have such terms and conditions as the Committee shall determine.

(g)   Other Stock-Based Awards.   The Committee may grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted.

(h)   General.

(i)    Consideration for Awards.   Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)   Awards May Be Granted Separately or Together.   Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)  Forms of Payment under Awards.   Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)  Term of Awards.   The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v)    Limits on Transfer of Awards.   No Award and no right under any such Award shall be transferable by a Participant other than (1) by will or by the laws of descent and distribution or (2) by transfer of an Award back to the Company, including a transfer of an Award (but not any Stock Options) to the Company in connection with a deferral election under a Company deferred compensation plan. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)  Restrictions; Securities Exchange Listing.   All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.   Amendment and Termination; Corrections.

(a)   Amendments to the Plan.   The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i)    requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(ii)   increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)  increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv)  permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

(v)    permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; or

(vi)  would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

(b)   Amendments to Awards.   Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c)   Correction of Defects, Omissions and Inconsistencies.   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.   Tax Withholding.

The Company may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Company upon the grant, exercise, vesting or payment of an Award. The Committee may require the Company to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Company’s minimum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant. The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory withholding taxes by (a) having the Company withhold Shares otherwise to be delivered upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes, (b) delivering to the Company Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes or (c) paying cash. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.   General Provisions.

(a)   No Rights to Awards.   No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)   Award Agreements.   No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)   No Rights of Stockholders.   Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d)   No Limit on Other Compensation Plans or Arrangements.   Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements.

(e)   No Right to Employment or Directorship.   The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)    Governing Law.   The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g)   Severability.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)    Securities Matters.   The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(j)    No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k)   Headings.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.   Effective Date of the Plan.

The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on August 2, 2005 and the Plan shall be effective as of the date of such stockholder approval. Any amendments to the Plan that require stockholder approval pursuant to Section 7(a) of the Plan shall be effective as of the date of stockholder approval of such amendments.

Section 11.   Term of the Plan.

The Plan shall terminate at midnight on August 1, 2015, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

APPENDIX B

Proponents of Stockholder Resolution

Name and Address of Proponent	Shares
Academy of Our Lady of Lourdes	117
(a/k/a/ Sisters of the Third Order Regular of Saint Francis) 1001 14 St. NW, Suite 100 Assisi Heights Rochester, MN 55901-2525
Catholic Foreign Mission Society of America, Inc.	43
(a/k/a/ Maryknoll Fathers and Brothers) P.O. Box 305 Maryknoll, NY 10545-0305
Dominican Sisters of Springfield, Illinois	50
Sacred Heart Convent 1237 West Monroe Street Springfield, IL 62704
Franciscan Sisters of Little Falls, Minnesota	94
116 Eighth Avenue Southeast Little Falls, MN 56345
The Province of St. Joseph of the Capuchin Order	225
1927 North 4th Street Milwaukee, WI 53212
School Sisters of Notre Dame Cooperative Investment Fund	175
336 East Ripa Avenue St. Louis, MO 63125-2800
School Sisters of Notre Dame, Mankato Province	49
561 Hamline Avenue South St. Paul, MN 55116
School Sisters of Notre Dame, Milwaukee Province	337
13105 Watertown Plank Road Elm Grove, WI 53122-2291
School Sisters of Notre Dame, St. Louis Province	100
320 East Ripa Avenue St. Louis, MO 63125-2897
TOTAL OWNERSHIP	1,190

B-1

ALLIANT TECHSYSTEMS INC.

Annual Meeting Admission Policy

Admission to the Annual Meeting will be by ticket only. You may request an admission ticket by calling 952-351-3071, by emailing alliant.corporate@atk.com or by mailing a request to ATK at 5050 Lincoln Drive, Edina, MN 55436, Attn: Corporate Secretary. Seating is limited. Tickets will be issued on a first-come, first-served basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.

Corporate Headquarters	5050 Lincoln Drive
and Annual Meeting Site:	Edina, MN 55436-1097
(telephone: 952-351-3000; web site: www.atk.com)

Stockholder Inquiries:

Send inquiries concerning transfer of shares, lost certificates or address changes to the Company’s Transfer Agent/Registrar, Mellon InvestorServices LLC, 480 Washington Boulevard, Jersey City, NJ 07310 (telephone toll free: 1-800-851-9677; web site: www.melloninvestor.com)

Investor Relations:

Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Steven P. Wold, Vice President and Treasurer, Investor Relations, Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, MN 55436-1097 (telephone: 952-351-3056; e-mail: steve.wold@atk.com)

ALLIANT TECHSYSTEMS INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Daniel J. Murphy, John L. Shroyer and Keith D. Ross as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, July 31, 2007, at the headquarters of the Company at 5050 Lincoln Drive, Edina (suburban Minneapolis), Minnesota, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Your Internet or telephone vote authorizes the plan trustee to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the other side, which also includes instructions on how to vote by Internet or telephone)

YOUR VOTE IS IMPORTANT Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

ALLIANT TECHSYSTEMS INC.	VOTE BY INTERNET - www.proxyvote.com
5050 LINCOLN DRIVE EDINA, MN 55436

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time two days before the meetingdate. Have your proxy card in hand when you call and then followthe instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alliant Techsystems Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	ALLCM1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIANT TECHSYSTEMS INC.

The Board of Directors recommends a vote
FOR Proposals 1, 2 and 3.

Vote on Directors	For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee(s),
1.	Election of Directors	mark “For All Except” and
Nominees:	write the number(s) of the
01)	Frances D. Cook	06)	Roman Martinez IV	nominee(s) on the line below.
02)	Martin C. Faga	07)	Daniel J. Murphy	0	0	0
03)	Ronald R. Fogleman	08)	Mark H. Ronald
04)	Cynthia L. Lesher	09)	Michael T. Smith
05)	Douglas L. Maine	10)	William G. Van Dyke

Vote on Proposals	For	Against	Abstain	The Board of Directors recommends a vote AGAINST Proposal 4.	For	Against	Abstain
2.	Appointment of Independent Registered Public Accounting Firm	0	0	0	4.	Stockholder Proposal – Report on Depleted Uranium Weapons and Components	0	0	0

3.	Approval of Amended and Restated 2005 Stock Incentive Plan	0	0	0

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.
If you are located outside of the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

NOTE: Please sign as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, please give your title.

For address changes and/or comments, please check this box and write them on the back where indicated	0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ALLIANT TECHSYSTEMS INC.

Annual Meeting Admission Policy:

Admission to the Annual Meeting will be by ticket only. You may request an admission ticket by calling 952-351-3071, by emailing alliant.corporate@atk.com or by mailing a request to ATK at 5050 Lincoln Drive, Edina, MN 55436, Attn: Corporate Secretary. Seating is limited. Tickets will be issued on a first-come, first-served basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. You will also need to bring a copy of a statement reflecting your share ownership as of the record date.

Corporate Headquarters and Annual Meeting Site:	5050 Lincoln Drive Edina, MN 55436-1097 (telephone: 952-351-3000; web site: www.atk.com)

Investor Relations:

Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Steven P. Wold, Vice President and Treasurer, Investor Relations, Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, MN 55436-1097 (telephone: 952-351-3056;

e-mail: steve.wold@atk.com)

ALLIANT TECHSYSTEMS INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby directs Fidelity Investments, the Trustee of the Alliant Techsystems Inc. 401(k) Plan, to vote all shares of common stock held in the plan, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, July 31, 2007, at the headquarters of the Company at 5050 Lincoln Drive, Edina (suburban Minneapolis), Minnesota, and all adjournments thereof. These instructions will be followed as directed on the other side. If no choice is specified, the trustee will vote FOR Proposals 1, 2 and 3, and AGAINST Proposal 4. Shares held in the plan for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the plan.

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Your Internet or telephone vote authorizes the plan trustee to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the other side, which also includes instructions on how to vote by Internet or telephone)

YOUR VOTE IS IMPORTANT Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for
ALLIANT TECHSYSTEMS INC. 5050 LINCOLN DRIVE EDINA, MN 55436

electronic delivery of information up until 11:59 P.M. Eastern Time two days before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time two daya before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alliant Techsystems Inc.,c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALL4K1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIANT TECHSYSTEMS INC.

The Board of Directors recommends a vote FOR
Proposals 1, 2 and 3.

Vote on Directors						For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee(s),
1.	Election of Directors								mark “For All Except” and
	Nominees:								write the number(s) of the
	01)	Frances D. Cook	06)	Roman Martinez IV					nominee(s) on the line below.
	02)	Martin C. Faga	07)	Daniel J. Murphy		0	0	0
	03)	Ronald R. Fogleman	08)	Mark H. Ronald
	04)	Cynthia L. Lesher	09)	Michael T. Smith
	05)	Douglas L. Maine	10)	William G. Van Dyke

Vote on Proposals		For	Against	Abstain	The Board of Directors recommends a vote AGAINST Proposal 4.				For	Against	Abstain
									0	0	0
2.	Appointment of Independent Registered Public Accounting Firm	0	0	0	4.	Stockholder Proposal – Report on Depleted Uranium Weapons and Components

3.	Approval of Amended and Restated 2005 Stock Incentive Plan	0	0	0

         If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.

               If you are located outside of the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

NOTE: Please sign as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, please give your title.

For address changes and/or comments, please check this box and write them on the back where indicated	0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date